Volume 1

Financial Statements

New Nouveau Brunswick

Public Accounts

for the fiscal year ended
31 March 2009

Printed by Authority
of the Legislature
Fredericton, N.B.

ii PROVINCE OF NEW BRUNSWICK 2009

To His Honour,

The Honourable Herménégilde Chiasson
Lieutenant-Governor of the Province of New Brunswick

The undersigned has the honour to submit the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2009.

I am, Your Honour,

Greg Byrne, Q.C.
Minister of Finance

Fredericton, New Brunswick
28 September 2009

The Honourable Greg Byrne, Q.C.
Minister of Finance

Sir:

The undersigned has the honour to present to you the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2009.

Respectfully submitted,

Kim MacPherson, C.A.
Comptroller

Fredericton, New Brunswick
28 September 2009

2009	PROVINCE OF NEW BRUNSWICK	iii

TABLE OF CONTENTS

Audited Financial Statements

Introduction to Volume I	1

Statement of Responsibility	2

Results for the Year	3

Major Variance Analysis	7

Indicators of Financial Health	13

Auditor's Report	21

Statement of Financial Position	22

Statement of Operations	23

Statement of Cash Flow	24

Statement of Change in Net Debt	25

Statement of Change in Accumulated Deficit	25

Notes to the Financial Statements	26

Schedules to the Financial Statements	58

2009	PROVINCE OF NEW BRUNSWICK	1

INTRODUCTION

VOLUME I

The Public Accounts of the Province of New Brunswick are presented in two volumes.

This volume contains the audited financial statements of the Provincial Reporting Entity as described in note 1 to the financial statements.  They include a Statement of Financial Position, a Statement of Operations, a Statement of Cash Flow, a Statement of Change in Net Debt and a Statement of Change in Accumulated Deficit.  This volume also contains the Auditor’s Report, Statement of Responsibility, management’s comments on the results of the year, major variance analysis and a discussion of the Indicators of Financial Health of the Province.

Volume II contains unaudited supplementary information to the Financial Statements presented in Volume I.  It presents summary statements for revenue and expenditure as well as five-year comparative statements.  This volume also contains detailed information on Supplementary Appropriations, Funded Debt, statements of the General Sinking Fund, Securities Held, and revenue and expenditure by government department.

In addition, the Government includes the following lists on the Office of the Comptroller web site at http://www.gnb.ca/0087 :

•

Salary information of government employees and employees of certain government organizations in excess of $60,000.  Salary information is for the calendar year and is reported under the department where the employee worked at 31 December;

•

Travel and other employee expenses in excess of $12,000 paid during the year to government employees, separated by department;

•

Payments made to suppliers during the year in excess of $25,000 separated by department as well as a global listing including payments made by all departments;

•

Loans disbursed to recipients during the year in excess of $25,000 separated by department.

2 PROVINCE OF NEW BRUNSWICK 2009

SPEM REDUXIT

STATEMENT OF RESPONSIBILITY

The financial statements of the Province of New Brunswick are prepared each year by the Comptroller as required under section 12 of the *Financial Administration Act*. The Results for the Year, Major Variance Analysis and Indicators of Financial Health commentaries are prepared jointly by the Department of Finance and the Office of the Comptroller. The financial statements include a Statement of Financial Position, a Statement of Operations, a Statement of Cash Flow, a Statement of Change in Net Debt and a Statement of Change in Accumulated Deficit.

Financial statement integrity and objectivity are the responsibility of the Government. To help fulfil this responsibility, systems of internal control have been established to provide reasonable assurance that transactions are properly authorized, executed and reported. The statements are prepared in accordance with the accounting policies described in Note 1 to the Financial Statements.

On behalf of the Government:

Greg Byrne, Q.C.
Minister of Finance

28 September 2009

2009	PROVINCE OF NEW BRUNSWICK	3

RESULTS FOR THE YEAR

General Comments

The Province's summary financial statements contained in this volume of Public Accounts, report a deficit for the fiscal year ended 31 March 2009 of $192.3 million.  This represents a decrease of $211.3 million from the budgeted surplus of $19.0 million.  The difference is primarily due to increased expenses following the 2008 economic downturn.  More specifically the Province incurred higher than anticipated pension expense due to significant losses on pension fund asset values as well as increased provision for losses on Business New Brunswick’s loan portfolio.

There are several other variances discussed in more detail in the major variance section that follows.

Summary Financial Information

(millions)
Statement of Financial Position
	2009	2008
Financial Assets	$ 1,926.8	$ 1,837.2
Liabilities	(9,314.6)	(8,786.4)
Net Debt	(7,387.8)	(6,949.2)
Tangible Capital Assets net of Deferred Contributions	5,541.8	5,415.8
Other Non Financial Assets	137.1	144.9
Total Non Financial Assets	5,678.9	5,560.7
Accumulated Deficit	$ (1,708.9)	$ (1,388.5)

Statement of Operations
	2009	2008
Revenue * Provincial Own Sources	$ 4,386.3	$ 4,387.3
Revenue * Federal Sources	2,726.5	2,577.6
Total Revenue	7,112.8	6,964.9
Expenses	7,305.1	6,868.2
Surplus / (Deficit)	$ (192.3)	$ 96.7

Statement of Change in Net Debt
	2009	2008
Opening Net Debt	$ (6,942.9)	$ (6,621.3)
(Increase) Decrease in Net Debt From Operations	(438.6)	(327.2)
Accounting change	(6.3)	(0.7)
Total Change in Net Debt	(444.9)	(327.9)
Ending Net Debt	$ (7,387.8)	$ (6,949.2)

4	PROVINCE OF NEW BRUNSWICK	2009

Revenue

Revenues of the Province for the past six years, as restated, are shown in the table below.

(millions)
	2004	2005	2006	2007	2008	2009
Provincial Sources	$ 3,527.9	$ 3,623.9	$ 3,925.1	$ 4,156.3	$ 4,387.3	$ 4,386.3
Federal Sources	$ 1,917.9	$ 2,354.8	$ 2,392.9	$ 2,487.4	$ 2,577.6	$ 2,726.5
Total Revenue	$ 5,445.8	$ 5,978.7	$ 6,318.0	$ 6,643.7	$ 6,964.9	$ 7,112.8

Average annual revenue growth over this period is 5.5%.  This significantly exceeds the historical average revenue growth rate of 3.6% over the past 20 years.  Among the contributing factors to revenue growth during the period were a relatively strong domestic economy and increased federal transfer payments.  During this period, the federal Equalization Program underwent transformational changes, federal funding for health care was enriched and a number of one-time funds and trusts were established, contributing to growth in federal transfers.

In 2008-2009, revenue increased by $147.9 million year-over-year, a 2.1% increase.  Major factors were higher harmonized sales tax revenue due to revised federal estimates of the national revenue pool and New Brunswick’s share, which both affect HST payments; higher personal income tax revenue reflecting a growing tax base and additional federal transfer revenue related primarily to Equalization, Canada Health and Social Transfers and federal conditional grants.

Expense

Expenses of the Province for the past six years, as restated, are shown in the table below.

(millions)
	2004	2005	2006	2007	2008	2009
Total Expense	$ 5,627.7	$ 5,742.8	$ 6,082.9	$ 6,407.3	$ 6,868.2	$ 7,305.1

Average annual expense growth over this period is 5.4%. The average annual revenue growth is 0.1% higher than expense growth over this period.  Among the factors contributing to expense growth during the period were increases in the demand for services and the provision of new services to the public.  The Province also experienced cost increases for various goods and services, including wages, fuel, prescription drugs, energy, materials and supplies.  During this period additional federal funding, including a number of one-time funds and trusts, enabled the Province to make additional investments in healthcare, municipal infrastructure and various other initiatives.

In 2008-2009, expenses increased by $436.9 million year-over-year, a 6.4% increase.  The increase in expenses over 2007-2008 reflects additional investments made in healthcare, education, children and youth, and seniors along with additional pension expense as a result of weakened market returns.

2009	PROVINCE OF NEW BRUNSWICK	5

Surplus / (Deficit)

Surpluses (or Deficits) of the Province for the past six years, as restated, are shown in the table below.

(millions)
	2004	2005	2006	2007	2008	2009
Surplus/(Deficit)	$ (181.9)	$ 235.9	$ 235.1	$ 236.4	$ 96.7	$ (192.3)

The deficit for the year ended 31 March 2009 was $192.3 million.  Until the current year, the Province has achieved surpluses annually since 2004-05.  The deficit in 2009 can be largely attributed to the 2008 economic downturn.  This caused a significant decline in pension fund asset values resulting in higher than anticipated pension expense and also required increased provision for losses on the Business New Brunswick loan portfolio.

Net Debt

Net debt increased by $438.6 million during the year ended 31 March 2009.  The increase in the net debt came from three main areas: the deficit of $192.3 million; net expenditures on tangible capital assets including highways, schools, hospitals and other buildings of $126.0 million and an adjustment for NB Power Group due to declines in market values of various financial instruments of $128.1 million.  The following graph illustrates the net debt position as restated at the end of each of the past six years.

(millions)
	2004	2005	2006	2007	2008	2009
Net Debt	$ 6,963.0	$ 6,824.3	$ 6,709.8	$ 6,575.9	$ 6,949.2	$ 7,387.8

The increase in net debt over this period has been $424.8 million.

6	PROVINCE OF NEW BRUNSWICK	2009

Cost of Servicing the Public Debt

The Province’s cost of servicing the Public Debt totaled $602.5 million for the year ended 31 March 2009.  While this marks an increase of $25.6 million from the 2007-2008 cost, the annual spending is only $19.6 million more than what the Province spent in 2004.  Favourable interest rates and a strong Canadian dollar in recent years are largely responsible for this relatively small increase.

(millions)
	2004	2005	2006	2007	2008	2009
Cost of Servicing the Public Debt	$ 582.9	$ 580.9	$ 591.4	$ 559.4	$ 576.9	$ 602.5

Results According to the Fiscal Responsibility and Balanced Budget Act

The Act’s stated objective is for balanced budgets over designated fiscal periods.  The current fiscal period commenced 1 April 2007 and will end on 31 March 2011.   During the year, the government generated a $192.3 million deficit for Balanced Budget purposes.  In its 2009-2010 Budget, the government indicated that given the global economic and financial climate, objectives of the Act for the current four-year period would not be met.

Surplus / (Deficit) According to Fiscal Responsibility and Balanced Budget Act

(millions)

	2008	2009	Cumulative
Surplus / (Deficit) - FRBBA	$ 86.7	$ (192.3)	$ (105.6)

2009	PROVINCE OF NEW BRUNSWICK	7

MAJOR VARIANCE ANALYSIS

Explanations of major variances are described below, first for revenue, followed by expenses.  In this analysis, comparisons are made between the actual results for 2008-2009 and either the 2008-2009 budget or actual results for 2007-2008.

REVENUE

Budget 2009 to Actual 2009 Comparison

2009 Budget to Actual ($ millions)
Item	Budget	Actual	Change	% Change
Provincial Sources
Taxes	3,228.5	3,252.8	24.3	0.8
Investment Income	375.1	357.3	(17.8)	(4.7)
Other Provincial Revenue	323.9	346.7	22.8	7.0
Federal Sources
Conditional Grants	415.7	376.4	(39.3)	(9.5)

Taxes

Taxes are up $24.3 million over budget, primarily due to:

•

Harmonized sales tax is up $110.8 million as a result of significant underpayments relating to the 2003 to 2007 taxation years.  Revised federal estimates of the national revenue pool and New Brunswick’s share, which both affect HST payments, led to higher revenues.

•

Personal income tax is up $57.0 million due to an underpayment related to the 2007 taxation year and stronger-than-anticipated growth in income.

•

The tobacco tax increased by $23.7 million mainly due to a one-time settlement with manufacturers and reduced smuggling.

•

Corporate income tax is down $71.6 million due primarily to a significant overpayment related to the 2007 taxation year, coupled with lowered federal estimates of the province’s corporate taxable income.

•

Metallic minerals tax is down $95.3 million due to significant decreases in world zinc prices and industry profits.

Investment Income

Investment Income is down $17.8 million from budget mainly due to lower net income for the New Brunswick Electric Finance Corporation. NBEFC’s net income was down $19.6 million from budget mainly due to accounting adjustments.

Other Provincial Revenue

Other Provincial Revenue is up $22.8 million from budget mainly due to:

•

Higher than anticipated revenue of $10.1 million from various education and training programs.

•

The Health Services Liability Protection Plan is up $4.3 million for increased liability claims.

•

Fines and penalties revenue up $3.9 million for tax and court fines.

•

Various other accounts under $3 million each.

Conditional Grants

Conditional Grants are down $39.3 million from budget.  Decreased funding includes but is not limited to the Wait Times Guarantee Trust, Canada Health Infoway Master Service Agreement, Labour Market Agreement and Canada ecoTrust for Clean Air and Climate Change.  Decreases are offset by additional funding in Federal Recoveries for Disaster Assistance and Community Development Trust.

8	PROVINCE OF NEW BRUNSWICK	2009

Actual 2008 to Actual 2009 Comparison

2008 Actual to 2009 Actual ($ millions)
Item	2008 Actual	2009 Actual	Change	% Change
Provincial Sources
Taxes	3,199.6	3,252.8	53.2	1.7
Royalties	63.8	79.5	15.7	24.6
Investment Income	417.3	357.3	(60.0)	(14.4)
Other Provincial Revenue	361.4	346.7	(14.7)	(4.1)
Federal Sources
Fiscal Equalization Payments	1,476.5	1,583.8	107.3	7.3
Unconditional Grants	739.3	766.3	27.0	3.7
Conditional Grants	361.8	376.4	14.6	4.0

Taxes

Taxes are up $53.2 million over the previous year, mainly due to:

•

Harmonized sales tax is up $219.8 million as a result of increased in-year payments related to growth in the economy and an extraordinarily large prior-year adjustment in 2008-2009 related to the 2003 to 2007 taxation years.  Revised estimates of the national revenue pool and NB’s share, which both affect HST payments, led to higher revenues.

•

Personal income tax is up $66.6 million resulting from increased in-year payments related to growth in the tax base.

•

Provincial real property tax is up $33.0 million due to increased property assessments, interest earned on overdue accounts and the discontinuance of the Forestry Industry Investment Tax Credit.

•

The tobacco tax increased by $23.8 million mainly because of a one-time settlement with manufacturers and reduced smuggling.

•

Large corporation capital tax is down $17.7 million reflecting the planned phase-out of this revenue source.

•

Metallic Minerals tax is down $115.0 million year-over-year due to a drastic reduction in the average price of zinc over previous year.

•

Corporate income tax is down $155.2 million as a result of a large negative prior-year adjustment in 2008-2009 related to the 2007 taxation year, and reduced federal estimates of NB corporate taxable income.

Investment Income

Investment Income is down $60.0 million from 2007-2008 which is mainly attributable to lower net income for the New Brunswick Electric Finance Corporation. NBEFC’s net income declined $70.1 million from the previous fiscal year in large part due to NB Power’s net income in 2007-2008 reflecting one-time revenue.

Other Provincial Revenue

Other Provincial Revenue is down $14.7 million from previous year mainly due to:

•

Recovery of $19.2 million related to the government’s Credit Union stabilization package recorded in 2007-2008.

•

Motor vehicle act fines are down by $7.9 million due to previously unrecorded fines being recorded in 2007-2008.

•

The above decreases are offset by various accounts under $5 million each.

2009	PROVINCE OF NEW BRUNSWICK	9

Fiscal Equalization Payments

Fiscal Equalization Payments are up $107.3 million year-over-year due to new economic data used in the federal formula announced in the 2007-2008 federal budget.

Unconditional Grants

Unconditional grants are up $27.0 million mainly due to legislated funding increases to both the Canada Health Transfer and Canada Social Transfer.

Conditional Grants

Conditional Grants are up $14.6 million from the previous year.  The major changes in revenues were increases in federal funding under the Canada-New Brunswick Gas Tax Transfer, Federal Recoveries for Disaster Assistance and Community Development Trust. These major revenue increases were offset by various lower revenues in 2008-2009, mainly expiry of the Post-Secondary Education Trust.

EXPENSES

Budget 2009 to Actual 2009 Comparison

2009 Budget to Actual ($ millions)
Item	Budget	Actual	Change	% Change
Education and Training	1,358.6	1,452.7	94.1	6.9
Health	2,424.0	2,445.7	21.7	0.9
Social Development	935.8	941.8	6.0	0.6
Protection Services	189.2	223.8	34.6	18.3
Economic Development	268.9	293.7	24.8	9.2
Labour and Employment	128.1	123.5	(4.6)	(3.6)
Resources	175.4	173.2	(2.2)	(1.3)
Transportation	394.9	399.8	4.9	1.2
Central Government	613.4	648.4	35.0	5.7
Service of the Public Debt	597.0	602.5	5.5	0.9

Education and Training

Education and Training expenses were $94.1 million higher than budget mainly due to the following:

•

Additional investments in K-12 education;

•

Increased provision for loss expense as a result of First Nations receivables; and

•

Increased pension expense as a result of lower than budgeted investment returns.

Increased expenses were partially offset by lower than budgeted expenses in the student loan portfolio as the result of lower interest costs.

Health

Health expenses were $21.7 million higher than budget primarily due to volume and inflationary growth within the Regional Health Authorities including wages, medical supplies and prescription drugs.

Social Development

Social Development expenses were $6.0 million higher than budget primarily due to increased costs in the Long Term Care Program.

10	PROVINCE OF NEW BRUNSWICK	2009

Protection Services

Protection Services expenses were $34.6 million higher than budget mainly due to increased costs in Public Safety’s Disaster Financial Assistance program as a result of flood damages.

Economic Development

Economic Development expenses were $24.8 million higher than budget due to an increase in Business New Brunswick’s provision for loss expense. This was partially offset by lower than budgeted expenses in Business New Brunswick’s Strategic Assistance Program.

Labour and Employment

Labour and Employment expenses were $4.6 million lower than budget due to the re-profiling of a portion of the 2008-2009 funds available under the Labour Market Agreement into future years.

Resources

Resource sector expenses were $2.2 million lower than budget mainly as the result of lower than anticipated demand for federally funded agriculture programs.

Transportation

Transportation expenses were $4.9 million higher than budget mainly due to an increase in winter maintenance costs as a result of the length and severity of the winter and increased fuel costs.

Central Government

Central Government expenses were $35.0 million higher than budget mainly due to the following:

•

Pension expense was $70.0 million higher than budget due to lower than budgeted investment returns; and

•

General Government expenses were $24.1 million lower than budget mainly due to lower than budgeted expenses in Supplementary Funding Provision.

Increased expenses were partially offset by lower than budgeted provision for loss expense.

Service of the Public Debt

Service of the Public Debt expenses were $5.5 million higher than budget due to a weaker than budgeted Canadian dollar; partially offset by bond issuances occurring later in the fiscal year.

Actual 2008 to Actual 2009 Comparison

2008 Actual to 2009 Actual ($ millions)
Item	2008 Actual	2009 Actual	Change	% Change
Education and Training	1,430.9	1,452.7	21.8	1.5
Health	2,272.3	2,445.7	173.4	7.6
Social Development	903.1	941.8	38.7	4.3
Protection Services	187.5	223.8	36.3	19.4
Economic Development	230.4	293.7	63.3	27.5
Labour and Employment	119.1	123.5	4.4	3.7
Resources	178.4	173.2	(5.2)	(2.9)
Transportation	380.3	399.8	19.5	5.1
Central Government	589.3	648.4	59.1	10.0
Service of the Public Debt	576.9	602.5	25.6	4.4

2009	PROVINCE OF NEW BRUNSWICK	11

Education and Training

Education and Training expenses were $21.8 million higher than in 2007-2008 mainly due to the following:

•

Increased pension expense of $88.3 million as a result of lower than anticipated investment returns; and

•

Additional expenses of $70 million in K-12 education as the result of increased investments in When Kids Come First priorities, class-size reduction, and wage increases.

Increased expenses were partially offset by a reduction in grants to universities as a result of an additional grant that was made to universities at the end of 2007-2008.

Health

Health expenses were $173.4 million higher than in 2007-2008 mainly due to the following:

•

Increased expenses in Hospital Services, mainly related to volume and inflationary growth within the Regional Health Authorities including wages, medical supplies and prescription drugs;

•

Increased expenses for Medicare due to increased volume as well as the hiring of new physicians;

•

Increased expenses for Ambulance Services mainly due to the implementation of an enhanced ambulance strategy;

•

Increased expenses in the Prescription Drug Program mainly due to an increase in the number of prescriptions issued to program beneficiaries.

Social Development

Social Development expenses were $38.7 million higher than in 2007-2008 mainly due to the following:

•

Increased expenses in the Long Term Care Program mainly as the result of an increase in hours of care and increased operational costs in nursing homes; and

•

Increased expenses in the Housing Program as the result of an increase in federally funded housing programs.

Increased expenses were partially offset as the result of a $10.6 million contribution to a trust fund for nursing homes’ pension plans in 2007-2008.

Protection Services

Protection Services expenses were $36.3 million higher than in 2007-2008 mainly due to increased costs in Public Safety’s Disaster Financial Assistance program as a result of flood damages.

Economic Development

Economic Development expenses were $63.3 million higher than in 2007-2008 mainly due to an increase in Business New Brunswick’s provision for loss expense.

Labour and Employment

Labour and Employment expenses were $4.4 million higher than in 2007-2008 mainly due to new federal funding under the Labour Market Agreement.

Resources

Resource sector expenses were $5.2 million lower than in 2007-2008 mainly due to lower spending under the Silviculture Program in 2008-2009 partially offset by increased spending on energy efficiency programs.

Transportation

Transportation expenses were $19.5 million higher than in 2007-2008 mainly due to an increase in winter maintenance costs as a result of the length and severity of the winter, an increase in amortization expense resulting from investments in capital infrastructure, including the Trans-Canada Highway between Woodstock and Grand Falls, and an increase in payments for the operation, maintenance and rehabilitation of the Trans Canada Highway.

12	PROVINCE OF NEW BRUNSWICK	2009

Central Government

Central Government expenses were $59.1 million higher than in 2007-2008 mainly due to an increase in pension expense  resulting from lower than anticipated investment returns in 2008-2009 partially offset by a decrease in provision for loss expense.

Service of the Public Debt

Service of the Public Debt expenses were $25.6 million higher than in 2007-2008 due to increased borrowings and a weakened Canadian dollar; partially offset by lower short-term interest rates.

2009	PROVINCE OF NEW BRUNSWICK	13

INDICATORS OF FINANCIAL HEALTH

This section provides indicators of progress in the province’s financial condition and follows Canadian Institute of Chartered Accountants (CICA) guidelines, using information provided in the province’s financial statements as well as other standard socio-economic indicators such as nominal Gross Domestic Product (GDP) data from Statistics Canada.

The analysis provides results in a manner that improves transparency and provides a clearer understanding of recent trends in the province’s financial health. Trends over the last six years (2003-2004 to 2008-2009) are evaluated using sustainability, flexibility and vulnerability criteria established by the CICA and used by the Auditor General of New Brunswick.  Though many potential indicators are available, those found to be the most relevant, measurable and transparent to users of government financial information are included. Similar data series are also widely used by banks and other financial institutions, investors and credit-rating agencies.

The Fiscal Responsibility and Balanced Budget Act also contains measures to enhance fiscal transparency and accountability. The Act’s stated objective is for balanced budgets over designated fiscal periods and a decrease in the net debt-to-GDP ratio over successive fiscal periods. In its 2009-2010 Budget, the government indicated that given the global economic and financial climate, objectives of the Act for the current four-year period (2007-2008 to 2010-2011) would not be met.

In evaluating a government’s financial health, it should be acknowledged that governments have exposure to a number of variables that are beyond their direct scope of control, but still can exert major influences on financial results and indicators.  These include but are not limited to:

•

Changing global economic conditions such as energy prices, commodity prices, investment valuation and inflation;

•

Changes to international financial conditions that impact interest rates, currency fluctuations or availability of credit;

•

Changes to federal transfers or programs;

•

Natural disasters such as flooding or forest fires;

•

Developments affecting agencies such as NB Power that are reflected on the province’s books and;

•

Changes in generally accepted accounting principles.

Sustainability

Sustainability is defined by CICA as the degree to which a government can maintain and meet existing creditor requirements without increasing the debt burden on the economy. It is measured in this analysis by:

•

Net debt as a proportion of GDP;

•

Net debt per capita.

Net Debt as a Proportion of GDP:

Net debt is an indication of the extent to which provincial government liabilities exceed financial assets. The net debt-to-GDP ratio shows the relationship between net debt and the economy. If the ratio is declining, growth in the economy is exceeding growth in net debt, resulting in improved sustainability. Conversely, an increasing net debt-to-GDP ratio indicates net debt is increasing faster than growth in the economy and serving to reduce the provincial government’s financial sustainability.

14	PROVINCE OF NEW BRUNSWICK	2009

Under generally accepted accounting principles, a surplus can be achieved while at the same time net debt increases. This was the case in 2007-2008 when the full cost of the completion of the remaining sections of the Trans-Canada Highway between Woodstock and Grand Falls was taken onto the province’s books and resulted in an increase to net debt.  Both accounting concepts are correct.

Over the last six years the province’s ratio of net debt-to-GDP decreased from 31.1 percent to 27.1 percent. The following graph reports a steady improvement (reduction) in the net debt-to-GDP ratio from 2004 to 2007, with modest increases in the ratio in 2008 and 2009.  In 2008-2009, this ratio increased modestly as a result of the impacts of the world-wide economic recession, increased pension expense related to the global financial market crisis and increased demand for essential public services.

For purposes of the Fiscal Responsibility and Balanced Budget Act, an improvement in the net debt-to-GDP ratio over successive fiscal periods is targeted.  This means the net debt-to-GDP ratio for the year ended 31 March 2011 must be lower than the year ended 31 March 2007.  In its 2009-2010 Budget, the government indicated that given the global economic and financial climate, objectives of the Act for the current four-year period would not be met.

Net Debt-to-GDP Ratio
Fiscal Year Ending	Net Debt	GDP	Net Debt/GDP
	($ millions)	($ millions)	(%)
2004	6,963.0	22,366	31.1%
2005	6,824.3	23,672	28.8%
2006	6,709.8	24,748	27.1%
2007	6,575.9	25,825	25.5%
2008	6,949.2	26,947	25.8%
2009	7,387.8	27,288	27.1%

2009	PROVINCE OF NEW BRUNSWICK	15

Net Debt per Capita:

Net debt per capita is a statement of the net debt attributable to each New Brunswick resident. The level of net debt per capita had been trending downwards in recent years. However, in 2008-2009, net debt per capita increased beyond 2003-2004 levels due to the world-wide economic recession, increased pension expense related to the global financial market crisis and increased demand for essential public services.

Net Debt per Capita
Fiscal Year Ending	Net Debt	Population	Net Debt per Capita
	($ millions)		($)
2004	6,963.0	749,369	9,291.8
2005	6,824.3	747,960	9,123.9
2006	6,709.8	745,674	8,998.3
2007	6,575.9	745,370	8,822.3
2008	6,949.2	747,302	9,299.0
2009	7,387.8	749,000	9,863.6

16	PROVINCE OF NEW BRUNSWICK	2009

Flexibility

Flexibility is defined by CICA as the degree to which a government can increase its financial resources to respond to its commitments by either extracting more revenue or increasing its debt burden, and is measured in this analysis by:

•

Own-source revenue as a proportion of GDP;

•

Cost of servicing the public debt as a proportion of total revenue.

Own-source Revenue as a Proportion of GDP:

This ratio measures own-source revenues of the provincial government as a percentage of the economy, as measured by nominal GDP.  An increase in this ratio indicates that government own-source revenues are growing faster than the economy as a whole, reducing government’s flexibility to increase revenues without slowing growth in the economy. A decrease in the ratio is indicative of the government taking less revenue out of the economy on a relative basis, which increases its flexibility.

Own-source revenue includes revenues from taxation, natural resources, fees, return on investment, lotteries, fines and penalties, etc., and is essentially all revenue minus federal transfers. While more controllable than federal transfers, as the province can influence revenues through its own tax rates and fiscal policy, own-source revenue is vulnerable to, among other factors:

•

Net income or revenue of outside agencies that affect the province’s books (e.g. NB Power);

•

Variability in provincial revenues that are collected or estimated by the federal government such as personal and corporate income taxes and the Harmonized Sales Tax;

•

Commodity tax revenues such as Metallic Minerals Tax that is vulnerable to world prices.

Own-source revenue as a proportion of GDP has trended upward over the last six years but overall has remained relatively stable over the 2007 to 2009 period. This measure indicates that the government’s flexibility has increased marginally but is largely unchanged over the last six years.

2009	PROVINCE OF NEW BRUNSWICK	17

Own-source Revenue as a Proportion of GDP
Fiscal Year Ending	Own-source Revenue	GDP	Own-source Revenue as a Proportion of GDP
	($ millions)	($ millions)	(%)
2004	3,527.9	22,366	15.8%
2005	3,623.9	23,672	15.3%
2006	3,925.1	24,748	15.9%
2007	4,156.3	25,825	16.1%
2008	4,387.3	26,947	16.3%
2009	4,386.3	27,288	16.1%

Cost of Servicing the Public Debt as a Proportion of Total Revenue:

Debt service costs as a proportion of total revenue is an indicator of the province’s ability to satisfy existing credit requirements in the context of the government’s overall revenue. Debt service costs can be impacted by variables outside the direct control of government, such as credit ratings, interest rates, financial markets and currency fluctuations. Investment in public infrastructure resulting in a change in the stock of debt can also influence borrowing requirements.

The province’s proportion of debt service costs to revenue has declined steadily over the 2004 to 2008 period, lowering the overall financial burden on the provincial economy. A decrease in this ratio indicates that debt service costs are a smaller proportion of provincial revenues overall, allowing the province more financial resources to provide essential programs and services. In 2008-2009, however, a marginal increase in the ratio was evident as the province spent about 8.5 cents of each revenue dollar on interest on the provincial debt, compared to 10.7 cents in 2003-2004.

18	PROVINCE OF NEW BRUNSWICK	2009

Cost of Servicing the Public Debt as a Proportion of Total Revenue
Fiscal Year Ending	Cost of Servicing the Public Debt	Total Revenue	Cost of Servicing the Public Debt as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2004	582.9	5,445.8	10.7%
2005	580.9	5,978.7	9.7%
2006	591.4	6,318.0	9.4%
2007	559.4	6,643.7	8.4%
2008	576.9	6,964.9	8.3%
2009	602.5	7,112.8	8.5%

Vulnerability

Vulnerability as defined by CICA is the degree to which a government becomes dependent on, and therefore vulnerable to, sources of funding outside its control or influence, both domestic and international. A common measurement of vulnerability is federal government transfers as a proportion of revenue.

2009	PROVINCE OF NEW BRUNSWICK	19

Federal Government Transfers as a Proportion of Total Revenue:

Revenue from federal sources is comprised of conditional and unconditional grants from the federal government, including:

•

Fiscal Equalization Program payments;

•

The Canada Health Transfer and the Canada Social Transfer;

•

And conditional grants or capital revenue in support of economic development, infrastructure, education and labour training and other areas.

Federal transfer payments can be affected by both federal fiscal policy decisions, as well as the normal annual estimate process that guides federal payments under the Equalization Program and Canada Health and Social Transfers. Both of these factors can contribute to year-to-year changes in the level of transfers.  In the past, adjustments related to prior-year estimates of Equalization and social program transfers have had a pronounced impact on this measurement year-to-year.

Comparing the level of federal transfers to total revenue provides an indication of the vulnerability of the province. Generally, if the ratio is increasing, the province is increasingly reliant on federal transfers, resulting in increased vulnerability. If the ratio is declining, vulnerability is diminished.

The dependence of the provincial government on federal transfers has declined considerably from levels of the early 1980s, and federal government transfers as a proportion of total revenue has declined annually over the past several years until 2009 when there was a modest increase.  This reflects, in part, slower growth in own-source revenues due to the global economic recession. While the overall trend in recent years has been a reduction in the vulnerability of the province to changes in federal transfers that are outside of its direct control, the vulnerability increased slightly in 2009, but was still below the 2005 level.

20	PROVINCE OF NEW BRUNSWICK	2009

Federal Government Transfers as a Proportion of Total Revenue
Fiscal Year Ending	Federal Government Transfers	Total Revenue	Federal Government Transfers as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2004	1,917.9	5,445.8	35.2%
2005	2,354.8	5,978.7	39.4%
2006	2,392.9	6,318.0	37.9%
2007	2,487.4	6,643.7	37.4%
2008	2,577.6	6,964.9	37.0%
2009	2,726.5	7,112.8	38.3%

2009 PROVINCE OF NEW BRUNSWICK 21

AUDITOR'S REPORT

To the Legislative Assembly
Province of New Brunswick

I have audited the statement of financial position of the Province of New Brunswick as at 31 March 2009 and the statements of operations, cash flow, change in net debt and change in accumulated deficit for the year then ended. These financial statements are the responsibility of government. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by government, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Province as at 31 March 2009 and the results of its operations, its cash flows, the changes in its net debt and the changes in its accumulated deficit for the year then ended in accordance with Canadian generally accepted accounting principles. As required by section 10 of the *Auditor General Act*, I report that, in my opinion, these principles have been applied, after giving retroactive effect to the change in accounting for several Crown agencies, as explained in Note 3 to the financial statements, on a basis consistent with that of the preceding year.

Note 4 to the financial statements presents information on the Province's revenue and expenses, and the ratio of net debt to GDP, as required by the *Fiscal Responsibility and Balanced Budget Act*. In my opinion, Note 4 presents fairly, in all material respects, the information required by sections 6 and 10 of the *Fiscal Responsibility and Balanced Budget Act* to be included in the Public Accounts.

Michael Ferguson, CA
Auditor General

21 August 2009

Office of the Auditor General
P.O. Box 758
Fredericton, New Brunswick E3B 5B4

22	PROVINCE OF NEW BRUNSWICK	2009

STATEMENT OF FINANCIAL POSITION
as at 31 March 2009

		(millions)
Schedule		2009	2008

	FINANCIAL ASSETS

2	Receivables and Advances	$ 378.7	$ 406.4
3	Taxes Receivable	1,066.4	899.1
4	Inventories for Resale	8.6	7.9
5	Loans	438.9	396.7
6	Investments	34.2	127.1
	Total Financial Assets	1,926.8	1,837.2

	LIABILITIES

1	Short Term Borrowing Net of Cash	69.2	280.0
7	Accounts Payable and Accrued Expenses	2,086.3	2,003.9
8	Allowance for Losses	101.8	103.1
	Unrealized Foreign Exchange Gains	38.2	87.8
9	Deferred Revenue	397.6	380.6
10	Deposits Held in Trust	78.1	70.5
11	Obligations under Capital Leases (Note 7)	785.9	805.4
	Pension Surplus (Note 14)	(210.2)	(244.7)
		3,346.9	3,486.6

	Funded Debt (Note 12)	14,304.7	13,064.3
	Borrowing for New Brunswick Electric Finance Corporation	(4,177.1)	(3,602.6)
	Funded Debt for Provincial Purposes	10,127.6	9,461.7
	Less: Sinking Fund Investments	4,159.9	4,161.9
		5,967.7	5,299.8
	Total Liabilities	9,314.6	8,786.4

	NET DEBT	(7,387.8)	(6,949.2)

	NON-FINANCIAL ASSETS

	Tangible Capital Assets (Note 9)	6,394.0	6,234.1
	Deferred Capital Contributions (Note 10)	(852.2)	(818.3)
	Provincial Investment in Tangible Capital Assets	5,541.8	5,415.8
12	Inventories of Supplies	51.7	45.3
13	Prepaid and Deferred Charges	85.4	99.6
	Total Non-Financial Assets	5,678.9	5,560.7

	ACCUMULATED DEFICIT	$ (1,708.9)	$ (1,388.5)

	Contingent Liabilities - See Note 15
	Commitments - See Note 16

	The accompanying notes are an integral part of these Financial Statements.

	Kim MacPherson, C.A.
	Comptroller

2009	PROVINCE OF NEW BRUNSWICK	23

STATEMENT OF OPERATIONS
for the fiscal year ended 31 March 2009

			(millions)
Schedule		2009	2009	2008
		Budget	Actual	Actual

	REVENUE

	Provincial Sources
14	Taxes	$ 3,228.5	$ 3,252.8	$ 3,199.6
15	Licenses and Permits	109.1	116.6	114.5
16	Royalties	71.0	79.5	63.8
17	Investment Income	375.1	357.3	417.3
18	Other Provincial Revenue	323.9	346.7	361.4
	Sinking Fund Earnings	224.8	233.4	230.7
		4,332.4	4,386.3	4,387.3

	Federal Sources
	Fiscal Equalization Payments	1,583.8	1,583.8	1,476.5
19	Unconditional Grants	772.4	766.3	739.3
20	Conditional Grants	415.7	376.4	361.8
		2,771.9	2,726.5	2,577.6
		7,104.3	7,112.8	6,964.9

	EXPENSE

21	Education and Training	1,358.6	1,452.7	1,430.9
22	Health	2,424.0	2,445.7	2,272.3
23	Social Development	935.8	941.8	903.1
24	Protection Services	189.2	223.8	187.5
25	Economic Development	268.9	293.7	230.4
26	Labour and Employment	128.1	123.5	119.1
27	Resources	175.4	173.2	178.4
28	Transportation	394.9	399.8	380.3
29	Central Government	613.4	648.4	589.3
	Service of the Public Debt (Note 13)	597.0	602.5	576.9
		7,085.3	7,305.1	6,868.2

	ANNUAL SURPLUS (DEFICIT)	$ 19.0	$ (192.3)	$ 96.7

	The accompanying notes are an integral part of these Financial Statements.

24	PROVINCE OF NEW BRUNSWICK	2009

STATEMENT OF CASH FLOW
for the fiscal year ended 31 March 2009

		(millions)
	2009		2008

OPERATING ACTIVITIES

Surplus (Deficit)	$ (192.3)		$ 96.7
Non Cash Items
Amortization of Premiums, Discounts and Issue Expenses	8.1		8.1
Foreign Exchange Expense	(6.6)		(16.8)
Increase in Allowance for Doubtful Accounts	118.9		58.6
Amortization of Tangible Capital Assets	279.9		253.3
Loss on Disposal of Tangible Capital Assets	1.0		2.0
Amortization of Deferred Contributions	(31.0)		(27.2)
Sinking Fund Earnings	(233.4)		(230.7)
Losses on Foreign Exchange Settlements	3.5		4.5
Decrease in Pension Liability (Note 14)	34.5		(118.3)
Increase in Deferred Revenue	17.0		15.6
(Increase) Decrease in Working Capital	(105.7)		64.7
Net Cash From Operating Activities	(106.1)		110.5

INVESTING ACTIVITIES

Increase in Investments, Loans and Advances	(20.6)		(198.8)
Non-Cash Adjustment - Other Comprehensive Income of
Government Enterprises	(128.1)		8.0
Net Cash Used in Investing Activities	(148.7)		(190.8)

CAPITAL TRANSACTIONS

Acquisition of Capital Assets	(440.8)		(837.7)
Revenue Received to Acquire Tangible Capital Assets	64.9		165.4
Net Cash Used in Capital Transactions	(375.9)		(672.3)

FINANCING ACTIVITIES

Proceeds from Issuance of Funded Debt	2,091.7		1,035.1
Purchase of NBEFC Debentures	(604.8)		(301.6)
Received from Sinking Fund for Redemption of Debentures and
Payment of Exchange	375.0		180.4
Decrease in Obligations under Capital Leases	(19.5)		(11.7)
Sinking Fund Instalments	(139.6)		(143.5)
Funded Debt Matured	(861.3)		(537.3)
Net Cash From Financing Activities	841.5		221.4

INCREASE (DECREASE) IN CASH DURING YEAR	210.8		(531.2)
CASH POSITION - BEGINNING OF YEAR	(280.0)		251.2
CASH POSITION - END OF YEAR	$ (69.2)		$ (280.0)

CASH REPRESENTED BY

Cash Net of Short Term Borrowing (Short Term Borrowing Net of Cash)	$ (69.2)		$ (280.0)

The accompanying notes are an integral part of these Financial Statements.

2009	PROVINCE OF NEW BRUNSWICK	25

STATEMENT OF CHANGE IN NET DEBT
for the fiscal year ended 31 March 2009

	(millions)
	2009	2009	2008
	Budget	Actual	Actual

OPENING NET DEBT

As Previously Published	$ (6,942.9)	$ (6,942.9)	$ (6,621.3)
Prior Years' Adjustments
Consolidation of Fundy Linen Service Inc.	---	(0.4)	(0.6)
Consolidation of Ambulance New Brunswick	---	(5.9)	---
Consolidation of New Brunswick Legal Aid Services Commission	---	0.1	---
Consolidation of Kings Landing Corporation	---	(0.1)	(0.1)

RESTATED OPENING NET DEBT	(6,942.9)	(6,949.2)	(6,622.0)

CHANGES IN YEAR

Annual Surplus (Deficit)	19.0	(192.3)	96.7
Other Comprehensive Income of Government Enterprises	---	(128.1)	54.1
Acquisition of Tangible Capital Assets	(404.8)	(440.8)	(837.7)
Amortization of Tangible Capital Assets	269.5	279.9	253.3
Amortization of Deferred Contributions	(28.7)	(31.0)	(27.2)
Loss on Disposal of Tangible Capital Assets	---	1.0	2.0
Revenue Received to Acquire Tangible Capital Assets	26.7	64.9	165.4
Net Change in Supplies Inventories	---	(6.4)	(3.1)
Net Change in Prepaid Expenses	---	14.2	(30.7)

(INCREASE) DECREASE IN NET DEBT	(118.3)	(438.6)	(327.2)

NET DEBT - END OF YEAR	$ (7,061.2)	$ (7,387.8)	$ (6,949.2)

STATEMENT OF CHANGE IN ACCUMULATED DEFICIT
for the fiscal year ended 31 March 2009

	(millions)
	2009	2009	2008
	Budget	Actual	Actual

OPENING ACCUMULATED DEFICIT

As Previously Published	$ (1,404.6)	$ (1,404.6)	$ (1,545.4)
Prior Years' Adjustments
Consolidation of Fundy Linen Service Inc.	---	3.8	3.8
Consolidation of Ambulance New Brunswick Inc.	---	10.0	---
Consolidation of New Brunswick Legal Aid Services Commission	---	0.4	0.2
Consolidation of Kings Landing Corporation	---	1.9	2.1

RESTATED OPENING ACCUMULATED DEFICIT	(1,404.6)	(1,388.5)	(1,539.3)

Annual Surplus (Deficit)	19.0	(192.3)	96.7
Other Comprehensive Income	---	(128.1)	54.1

ACCUMULATED DEFICIT - END OF YEAR	$ (1,385.6)	$ (1,708.9)	$ (1,388.5)

The accompanying notes are an integral part of these Financial Statements.

26	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)

Accounting Policies

These financial statements are prepared using the Government’s accounting policies stated below, which are based on Canadian generally accepted accounting principles for the public sector.  The presentation and results using the stated accounting policies do not result in any significant differences from Canadian generally accepted accounting principles.

Accrual Accounting

Expenses are recorded for all goods and services received or consumed during the fiscal year.

Revenues and recoveries are recorded on an accrual basis with the exception of  revenue from Canada under the Federal-Provincial Fiscal Arrangements and Federal Post-Secondary Education and Health Contributions Act, 1977, and the Canada-New Brunswick Tax Collection Agreement which is accrued based on information provided by Canada and is adjusted in subsequent years.

Interest revenue is recorded on outstanding loan amounts due to the Province as the interest is earned.  The major categories of loans receivable are Student Assistance, Economic Development, Agriculture Development and Fisheries.

Amounts received or recorded as receivable but not earned by the end of the fiscal year are recorded as deferred revenue.

Debt Charges

Interest and other debt service charges are reported in the Statement of Operations as Service of the Public Debt except as described below:

Because government enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expense.  The cost of servicing the debt of government enterprises is an expense included in the calculation of their net profit or loss for the year.

Interest costs imputed on the Province’s Accrued Pension Liability are recorded as part of pension expense, which is included in various expense functions.

Interest on debt to finance the Student Loan Portfolio is recorded as part of the Education and Training expense function.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

Note 13 to these financial statements reports the components of the Service of the Public Debt Expense function and total debt charges.

Government Transfers

Government transfers are transfers of money, such as grants, from a government to an individual, an organization or another government for which the government making the transfer does not receive any goods or services directly in return.

Government transfers are recognized in the Province's financial statements as expenses or revenues in the period that the events underlying the transfer occurred as long as the transfer is authorized and eligibility criteria have

2009	PROVINCE OF NEW BRUNSWICK	27

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

been met.  Liabilities have been established for any transfers due at 31 March 2009 for which the intended recipients have met the eligibility criteria.  Receivables have been established for transfers to which the Province is entitled under governing legislation, regulation or agreement.

Federal Trust Funds Available but not Recognized

On occasion, the federal government has established time-limited trust funds for each province to hold funds designated for each province to be spent on shared national priorities.  The funding was intended to be used over multiple periods as each jurisdiction determined best fit their strategic plans.  In New Brunswick, the following trust funds exist at 31 March with the balances available and the schedule for funding draw down as approved by the Board of Management.  Some Trusts, including the Patient Wait Times Guarantee Trust, will be used to fund the acquisition of tangible capital assets.  In these cases, the funding draw down will occur on the schedule below but revenue will be deferred and amortized over the life of the assets purchased.

	Amount	(millions)
	Available	Amount to be Recognized as Revenue Each Year
Trust Fund	at 31 March 2009	2010	2011	2012	2013

Canada Eco-Trust	$ 18.0	$ 18.0	$ ---	$ ---	$ ---
HPV Immunization Trust	2.6	2.6	---	---	---
Community Development Trust	20.0	10.0	10.0	---	---
Patient Wait Times Guarantee Trust	18.0	18.0	---	---	---
Public Transit Capital Trust	11.3	11.3	---	---	---
Police Officer Recruitment Fund	8.8	2.0	2.2	2.3	2.3
	$ 78.7	$ 61.9	$ 12.2	$ 2.3	$ 2.3

Asset Classification

Assets are classified as either financial or non financial.  Financial assets  are assets that could be used to discharge existing liabilities or finance future operations and are not to be consumed in the normal course of operations.  Non-financial assets are acquired, constructed or developed assets that do not provide resources to discharge existing liabilities but are employed to deliver government services, may be consumed in normal operations and are not for resale.  Non-financial assets include tangible capital assets, prepaid expenses and inventories of supplies.

Short Term Investments

Short term investments are recorded at cost with supplemental information related to market values of  short term investments reported in Note 6 to these financial statements.

Concessionary Loans

There are two situations where the Province charges loan disbursements entirely as expenses.  These are:

•

Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.

•

Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

In both these situations, the loan is charged to expense when it is disbursed.

28	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows.  The net present value is calculated using the Province’s borrowing rate at the time the loan was issued.  The difference between the nominal value of the loan and its net present value is recorded as an expense.

Inventories

Inventories are recorded at the lower of cost or net realizable value.  Inventories include supplies for use, and goods and properties held for resale.  Properties held for resale are reported as a financial asset and include land and fixtures acquired or constructed for the purpose of sale.  Properties held for resale also include properties acquired through foreclosure.  Inventories of supplies for use are reported as a non financial asset.

Allowances

Allowances have been established for loans and accounts receivable, loan guarantees and other possible losses. These allowances are disclosed in the schedules to the financial statements.

Obligations resulting from guaranteed loans are recorded as liabilities when a loss is probable with changes in this allowance recorded annually.  As with all provisions for loss, this is an estimate and reflects management’s best estimate of probable losses.

Each outstanding loan guarantee under the Economic Development Act is reviewed on a quarterly basis.  An allowance for loss on loan guarantees is established when it is determined that a loss is probable.  A loss is considered probable when one or more of the following factors is present:

•

a decline in the financial position of the borrower;

•

economic conditions in which the borrower operates indicate the borrower’s inability to repay the loan;

•

collection experience for the loan.

Losses on guaranteed loans under the Agriculture Development Act and the Fisheries Development Act for classes that have similar standards are calculated using an average rate based on past experience and trends.

Amounts due to the province but deemed uncollectible are written off from the accounts of the Province once the write-off has been approved by either the Board of Management or Secretary to the Board of Management depending on the dollar value involved.

Tangible Capital Assets

Tangible capital assets are assets owned by the Province which have useful lives greater than one year.  Certain dollar thresholds have been established for practical purposes.  Computer hardware and software have not been capitalized in the Province’s financial statements.

Tangible capital assets are reported at gross cost.  Contributions received to assist in the acquisition of tangible capital assets are reported as Deferred Capital Contributions and amortized to income at the same rate as the related asset.

Tangible capital asset policies of government entities which are consolidated in these financial statements are not adjusted to conform to Provincial policies.  The types of items which could differ include amortization rates, estimates of useful lives and dollar thresholds for capitalization.

2009	PROVINCE OF NEW BRUNSWICK	29

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Injured Worker Liability

The Province provides workers’ compensation benefits on a self-insured basis.  WorkSafe New Brunswick administers the claims on the Province’s behalf and charges a fee for this service.  The liability for workers’ compensation of $135.6 million as at 31 March 2009 ($126.8 million at 31 March 2008) is determined by an actuary and is included in the Employee Benefits Liability.  Annual claim payments are expensed by each department and are included in the functional expense area related to the program the employee worked in.  The net change in the liability excluding the actual claims costs is $8.8 million in the 2009 fiscal year ($21.0 million in 2008) and is expensed in General Government.

Trusts under Provincial Administration

Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities.  These financial statements disclose the equity balances of the trust funds administered by the Province in Note 18.

Borrowing on Behalf of New Brunswick Electric Finance Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of New Brunswick Electric Finance Corporation in exchange for debentures with like terms and conditions.

The New Brunswick Electric Finance Corporation debentures received by the Province are reported in Note 12 of these financial statements as a reduction of Funded Debt.  This financing arrangement was used to obtain more favourable debt servicing costs. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province’s Consolidated Fund.

Foreign Currency Translation and Risk Management

The Province's assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year end rates of exchange, except where such items have been hedged or are subject to interest rate and currency swap agreements.  In such cases, the rates established by the hedge or the agreements are used in the translation.  Exchange gains and losses are included in the Statement of Operations except for the unrealized exchange gains and losses arising on the translation of long term items, which are deferred and amortized on a straight line basis over the remaining life of the related assets or liabilities.  Revenue and expense items are translated at the rates of exchange in effect at the respective transaction dates.

The Province borrows funds in both domestic and foreign capital markets and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters.  As a result, the Province may be exposed to foreign exchange risk.  Foreign exchange or currency risk is the risk that the principal and interest payments on foreign debt will fluctuate in Canadian dollar terms due to fluctuations in foreign exchange rates.

In accordance with risk management policy guidelines, the Province uses various financial instruments and techniques to manage exposure to foreign currency risk.  These financial instruments include currency forwards, cross-currency swaps and purchases of foreign denominated assets into the Province’s sinking fund.

As at 31 March 2009, the Province had outstanding $764.5 million US$ and 300.0 million Swiss Francs denominated debt.  Of this total, $564.5 million US$ and 300.0 million Swiss Francs were hedged by entering into cross-currency swaps, which convert the interest and principal payable from the original currency to Canadian dollars.

The Province’s currency exposure was 2.5% of the total debt portfolio prior to netting out the US dollar denominated assets in the sinking fund.  A one-cent change in the US/CDN$ foreign exchange rate as of March 31, 2009 would result in a $3.2 million change in the principal amount of Provincial-purpose long term-debt.  The

30	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

hypothetical change, a gain or loss, would be amortized over the remaining life of the related debt issue.  A one-cent change would also result in a change of $0.2 million on interest payments in Service of the Public Debt.

The net currency exposure is 0.6% when the US dollar denominated assets held in the sinking fund are netted from the total Provincial-purpose debt portfolio.

Sinking Funds

The General Sinking Fund is maintained by the Minister of Finance under the authority of section 12 of the Provincial Loans Act (“Act”).  This Act provides that the Minister shall maintain one or more sinking funds for the payment of funded debt either at maturity or upon redemption in advance of maturity. Typically, redemptions are only made after the related Provincial purpose portion of the debt has been outstanding a minimum of twenty years.

Sinking fund investments in bonds and debentures are reported at par value less unamortized discounts less premiums and the unamortized balance of unrealized foreign exchange gains or losses.  Short-term deposits are reported at cost.  The Province’s sinking fund may be invested in eligible securities as defined in the Act.

Sinking fund installments are paid into the General Sinking Fund on or before the anniversary date of each issue of funded debt, at the prescribed rate of a minimum of 1% of the outstanding principal.

New Brunswick Electric Finance Corporation (NBEFC) is contractually obligated to pay to the Province the amount of the sinking fund installment required each year in respect of the debentures issued by the Province on behalf of New Brunswick Power Corporation prior to 1 October 2004 and to NBEFC after 30 September 2004.

The following table shows the allocation of various components of the Sinking Fund between the Consolidated Fund of the Province and NBEFC.

	Consolidated Fund	NBEFC	Total

Fund Equity, beginning of year	$4,161.9	$309.4	$4,471.3
Sinking Fund Earnings	233.4	77.3	310.7
Installments	139.5	36.2	175.7
Paid for Debt Retirement	(374.9)	(7.6)	(382.5)

Fund Equity, end of year	$4,159.9	$415.3	$4,575.2

Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons.  The present value of a capital lease is accounted for as a tangible capital asset and an obligation at the inception of the lease.

2009	PROVINCE OF NEW BRUNSWICK	31

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases.  Each rental payment required by an operating lease is recorded as an expense when it is due.

Measurement Uncertainty

Measurement uncertainty is uncertainty in the determination of the amount at which an item is recognized in financial statements.  This uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.  Many items in these financial statements have been measured using estimates.  Those estimates have been based on assumptions that reflect economic conditions.

Some examples of where measurement uncertainty exists are the establishment of allowances for doubtful accounts, the determination of pension expense, determination of injured worker liability and related expense and the calculation of transition balances for Tangible Capital Assets.

b)

Provincial Reporting Entity

These financial statements include those entities which make up the Provincial Reporting Entity.  The Provincial Reporting Entity is comprised of certain organizations that are controlled by the government.  These organizations are the Consolidated Fund, the General Sinking Fund and the agencies, commissions and corporations listed below.

c)

Basis of Consolidation

Transactions and balances of organizations are included in these financial statements through one of the following accounting methods:

Consolidation method

This method combines the accounts of distinct organizations.  It requires uniform accounting policies for the organizations except that tangible capital asset policies of these organizations are not conformed to provincial policies.  Inter-organizational balances and transactions are eliminated under this method.  This method reports the organizations as if they were one organization.  The organizations included through the consolidation method are:

Algonquin Golf Limited;	New Brunswick Energy Efficiency and
Algonquin Properties Limited;	Conservation Agency;
Ambulance New Brunswick Inc.;	New Brunswick Health Council;
Arts Development Trust Fund;	New Brunswick Highway Corporation;
Atlantic Education International Inc.;	New Brunswick Housing Corporation;
Environmental Trust Fund;	New Brunswick Investment Management
FacilicorpNB Ltd.;	Corporation;
Forest Protection Limited;	New Brunswick Legal Aid Services Commission
Fundy Linen Service Inc.;	Recycle New Brunswick;
Kings Landing Corporation;	Regional Development Corporation;
New Brunswick Credit Union Deposit	Regional Health Authorities;
Insurance Corporation;	Service New Brunswick;
New Brunswick Distance Education	Sport Development Trust Fund.
Network Inc.;

Modified equity method

This method is used for government enterprises. Government enterprises are defined in Note 8 to these financial statements.  The modified equity method reports a government enterprise’s net assets as an investment on the Province’s Statement of Financial Position.  The net income of the government enterprise is reported as investment income on the Province’s Statement of Operations.  Inter-organizational transactions and balances are not eliminated.  All gains or losses arising from inter-

32	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

organizational transactions between government enterprises and other government organizations are eliminated.  The accounting policies of government enterprises are not adjusted to conform with those of other government organizations.  The organizations that have been included through modified equity accounting are:

New Brunswick Lotteries and Gaming Corporation;	New Brunswick Municipal Finance Corporation; New Brunswick Power Group;
New Brunswick Electric Finance Corporation;	New Brunswick Securities Commission.
New Brunswick Liquor Corporation;

Transaction method

This method records only transactions between the Province and the other organizations.  The transaction method was used because the appropriate methods would not produce a materially different result.  The organizations included through the transaction method are:

Advisory Council on the Status of Women;	New Brunswick Museum;
New Brunswick Advisory Council on Youth;	New Brunswick Public Libraries Foundation;
New Brunswick Arts Board;	Premier's Council on the Status of Disabled Persons;
New Brunswick Crop Insurance Commission;	Provincial Holdings Ltd.;
New Brunswick Energy and Utilities Board;	Strait Crossing Finance Inc.
New Brunswick Insurance Board;

NOTE 2

BUDGET

The budget amounts included in these financial statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program and elimination of inter-account transactions.

The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.

Budget figures for the year ending 31 March 2009 reflect the acquisition of tangible capital assets and amortization expense.  These amounts are disclosed in the Main Estimates as a separate schedule.

NOTE 3     PRIOR PERIOD ADJUSTMENT

The following entities were accounted for using the consolidation method rather than the transaction method in 2009 with the changes to the results as noted below.

a)

Ambulance New Brunswick Inc.

$10 million decrease to the accumulated deficit at 1 April 2008 and an increase to net debt at 1 April 2008 of $5.9 million (no impact to either balance at 1 April 2007).  There was a $10.0 million reduction to expenses in 2008, increasing the surplus in 2008 by $10 million.

b)

Fundy Linen Service Inc.

$3.8 million decrease to accumulated deficit at both 1 April 2007 and 1 April 2008 and an increase of $0.4 million to net debt at 1 April 2008 ($0.6 million at 1 April 2007).

2009	PROVINCE OF NEW BRUNSWICK	33

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

c)

Kings Landing Corporation

$1.9 million decrease to the accumulated deficit at 1 April 2008 ($2.1 million at 1 April 2007) and a $0.1 million increase to net debt at both 1 April 2007 and 1 April 2008.  There was an increase in revenue of $1.3 million and an increase in expenses of $1.4 million in 2008 for a net reduction of the surplus of $0.1 million.

d)

Legal Aid Services Commission

$0.4 million decrease to accumulated deficit at 1 April 2008 ($0.2 million at 1 April 2007) and a $0.1 million decrease to net debt at 1 April 2008 (no impact at 1 April 2007).  There was an increase in revenue of $0.9 million and an increase in expenses of $0.8 million in 2008 for a net increase in the surplus of $0.1 million.

NOTE 4

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT

The Fiscal Responsibility and Balanced Budget Act requires that total expenses not exceed total revenues for the period commencing 1 April 2007 and ending 31 March 2011.

The Act stipulates that any change made within the last fifteen months of the period from 1 April 2007 to 31 March 2011, or after completion of that period, in relation to the official estimates by the Government of Canada for provincial entitlements under the Federal-Provincial Fiscal Arrangements Act (Canada), the Canada-New Brunswick Tax Collection Agreement or the Comprehensive Integrated Tax Coordination Agreement, shall not be taken into account.

The surplus (deficit) according to the Fiscal Responsibility and Balanced Budget Act for each of the years in the two year period ending 31 March 2009 is as follows:

	(millions)
	2008	2009
	Actual	Actual

Revenue	$6,962.3	$7,112.8
Adjustments as per section 4(1) of the Act	---	---
Revenue as per Fiscal Responsibility and
Balanced Budget Act	6,962.3	7,112.8
Expense	6,875.6	7,305.1

Surplus (Deficit) for the year	86.7	(192.3)
Cumulative Surplus (Deficit) at beginning of year	---	86.7

Cumulative Surplus (Deficit) at end of year	$86.7	$(105.6)

The Province is required under the Act to report annually on the ratio of Net Debt to Gross Domestic Product (GDP).  The following table presents the ratio for the years ended 31 March 2007 to 31 March 2009.

34	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

	(millions)
	2009	2008	2007

Net Debt	$7,387.8	$6,949.2	$6,575.9

GDP (31 December)	$27,288.0	$26,947.0	$25,825.0

Ratio of Net Debt to GDP	27.1%	25.8%	25.5%

NOTE 5

SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified.  At 31 March 2009, the accumulated surplus in all Special Purpose Accounts totaled $110.3 million ($105.1 million in 2008).  This total is a component of net debt and accumulated deficit.

Descriptions of Major Special Purpose Accounts

CMHC Funding

CMHC funding is used to provide funding for the operation of the programs that fall under the administration of the Social Housing Agreement.  Fund revenues include interest earned on the fund, interest earned from second mortgages, and the cumulative excess of funding for social housing not spent to date.  Expenditures from the fund are for approved CMHC program funding, any annual excess of which may be carried over for future program expenditures until the agreement expiration date in 2034.

School District Self Sustaining Accounts

Self Sustaining Accounts record school district revenue and expenses for non-educational services such as the rental of school facilities, cafeteria operations and foreign student tuition fees.  These special purpose accounts also record partnership activities with third parties to provide resources, services or grants to students.

The table below summarizes the change in the accumulated Special Purpose Account surplus.

2009	PROVINCE OF NEW BRUNSWICK	35

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

			(millions)
		2008	2009
		Accumulated Surplus	Revenue	Expense	Accumulated Surplus

Active Community School Sport Project	$	---	$0.2	$0.1	$0.1
Arts Development Trust Fund		---	0.7	0.7	---
Child Centered Family Justice Fund		0.1	0.4	0.4	0.1
CMHC Funding		56.1	12.9	14.3	54.7
Environmental Trust Fund		9.1	8.5	8.5	9.1
Fish Stocking Fund		0.7	0.3	0.2	0.8
Fred Magee Account		0.4	---	---	0.4
Grand Lake Meadows		0.1	---	---	0.1
Historic Places		0.1	0.3	0.3	0.1
Hospital Liability Protection Account		---	5.5	5.5	---
International Projects		0.1	1.6	1.5	0.2
Johann Wordel Account		0.1	---	---	0.1
Land Management Account		10.1	3.8	3.6	10.3
Library Account		0.2	0.7	0.4	0.5
Medical Research Assistance Account		3.1	0.1	0.1	3.1
Municipal Police Assistance		2.5	1.9	0.9	3.5
National Safety Code Agreement		---	0.2	0.2	---
Natural Resources Recoverable Projects		---	0.3	0.3	---
NB 911 Service Fund		2.4	4.0	2.7	3.7
NB Community College Scholarship Account		0.9	0.1	0.1	0.9
Public/Private Partnership Projects		0.2	---	---	0.2
Renovation of Old Government House		0.3	---	---	0.3
School District Scholarship and Trusts		---	0.4	0.4	---
School District Self Sustaining Accounts		11.5	16.5	13.8	14.2
Sport Development Trust Fund		---	0.5	0.5	---
Strait Crossing Finance Inc.		---	0.1	0.1	---
Suspended Driver - Alcohol Re-Education		---	0.3	0.3	---
Trail Management Trust Fund		1.6	1.4	1.2	1.8
Training Recoverable Projects		2.2	2.8	2.3	2.7
Victim Services Account		2.2	2.1	1.9	2.4
Wildlife Trust Fund		1.1	1.1	1.2	1.0
		$105.1	$66.7	$61.5	$110.3

NOTE 6

SHORT TERM INVESTMENTS

The fair value of short-term investments at March 31, 2009 is not materially different from the carrying value.  Short-term investments primarily consist of investments in banker’s acceptances and term deposits.

NOTE 7

OBLIGATIONS UNDER CAPITAL LEASES

The total future principal and interest payments for capital leases amount to $1,470.6 million ($1,546.7 million 2008). That amount includes $785.9 million ($805.4 million 2008) in principal and $684.7 million ($741.3 million 2008) in interest.

36	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Minimum annual principal and interest payments in each of the next five years are as follows:

Fiscal Year	(millions)

2009-2010	$79.7
2010-2011	79.3
2011-2012	78.8
2012-2013	77.9
2013-2014	77.6

NOTE 8

GOVERNMENT ENTERPRISES

A Government Enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The following is a list of Government Enterprises, and their fiscal year ends, which are included in the Provincial Reporting Entity as described in Note 1 to these financial statements.  In addition we have included summary information for the NB Power Group in the narrative section following the table below.  The financial results of the NB Power Group are included in New Brunswick Electric Finance Corporation’s financial statements using the modified equity method.

New Brunswick Lotteries and Gaming Corporation (Lotteries)	31-03-09
New Brunswick Liquor Corporation (Liquor)	31-03-09
New Brunswick Municipal Finance Corporation (Municipal Finance)	31-12-08
New Brunswick Electric Finance Corporation (NB Electric Finance)	31-03-09
New Brunswick Power Group (NB Power Group)	31-03-09
New Brunswick Securities Commission (Securities)	31-03-09

The following table presents condensed financial information of these Government Enterprises.

2009	PROVINCE OF NEW BRUNSWICK	37

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

	(millions)
			Municipal	NB Electric
	Lotteries	Liquor	Finance	Finance	Securities	Total
Assets
Cash and
Equivalents	$ ---	$ 0.5	$ 1.0	$ 11.2	$ 1.9	$ 14.6
Receivables	1.4	6.2	4.2	500.5	---	512.3
Prepaids	---	0.6	---	---	0.1	0.7
Inventories	---	21.8	---	---	---	21.8
Investments	---	---	0.8	262.0	1.8	264.6
Deferred Charges	---	0.4	---	---	---	0.4
Fixed Assets	---	10.7	---	---	0.4	11.1
Long Term Notes
Receivable	---	---	609.1	3,493.2	---	4,102.3
Total Assets	$ 1.4	$ 40.2	$ 615.1	$ 4,266.9	$ 4.2	$ 4,927.8

Liabilities
Payables	$ 1.4	$ 16.4	$ 4.2	$ 462.8	$ 2.2	$ 487.0
Other Long Term
Liabilities	---	---	---	89.7	---	89.7
Long Term Debt	---	---	610.0	4,149.0	---	4,759.0
Sinking Funds	---	---	---	(415.4)	---	(415.4)
Total Liabilities	1.4	16.4	614.2	4,286.1	2.2	4,920.3

Equity
Retained Earnings	---	23.8	0.9	83.6	2.0	110.3
Accumulated Other
Comprehensive Income	---	---	---	(102.8)	---	(102.8)
Total Equity	---	23.8	0.9	(19.2)	2.0	7.5
Total Liabilities and
Equity	$ 1.4	$ 40.2	$ 615.1	$ 4,266.9	$ 4.2	$ 4,927.8

Net Income
Revenue	$ 133.4	$ 402.5	$ 28.8	$ 364.8	$ 11.2	$ 940.7
Expenses	(12.8)	(249.9)	(0.9)	(330.1)	(5.1)	(598.8)
Interest and Related
Expense	---	---	(27.9)	---	---	(27.9)
Net Income	$ 120.6	$ 152.6	$ ---	$ 34.7	$ 6.1	$ 314.0

The financial information of Government Enterprises is prepared according to Generally Accepted Accounting Principles, using accounting policies that are appropriate for the industry segment in which they operate.  These accounting policies may not be consistent with accounting policies used by other member organizations of the Provincial Reporting Entity.

Because minor adjustments are required for timing differences, the net income amounts reported in the financial statements of government enterprises may vary slightly from the investment income reported in the Province’s Statement of Operations.

38	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

New Brunswick Lotteries and Gaming Corporation

The New Brunswick Lotteries and Gaming Corporation is a shareholder in Atlantic Lottery Corporation Inc. and in the Interprovincial Lottery Corporation.  Atlantic Lottery Corporation Inc. is jointly owned by the four Atlantic Provinces and is responsible to develop, organize, undertake, conduct and manage lotteries in Atlantic Canada.  Atlantic Lottery Corporation Inc. also markets and handles the products of the Interprovincial Lottery Corporation.  The Interprovincial Lottery Corporation is a corporation jointly owned by the ten Canadian provinces.

New Brunswick Liquor Corporation

The New Brunswick Liquor Corporation was established under the New Brunswick Liquor Corporation Act.  Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick.

New Brunswick Municipal Finance Corporation

The Municipal Finance Corporation was established under the New Brunswick Municipal Finance Corporation Act.  Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority.  The Province is guarantor of all debt issued by the Corporation.

New Brunswick Electric Finance Corporation

New Brunswick Electric Finance Corporation (NBEFC) is a Crown Corporation formed to assume New Brunswick Power's existing debt, to capitalize the new companies with debt and equity to enable them to become financially independent of Government, and to receive interest, dividend and special payments (in lieu of taxes) to enable it to service and repay the debt it has assumed.

NBEFC records the financial results of the NB Power Group using the equity method.  The $262.0 million shown by NBEFC as an investment on its balance sheet is equal to the amount of capital stock of the NB Power Group plus all earnings of the NB Power Group subsequent to 30 September 2004.  The NB Power Group’s net income is reported as income on NBEFC’s “Statement of Income and Retained Earnings”.  Unrealized intercompany gains or losses are eliminated.

NBEFC’s net income was reduced by $13.3 million of unrealized intercompany gains related to expenses deferred under the rate regulatory accounting used by the NB Power Group.  In addition, NBEFC’s “Other Comprehensive Income” was reduced by $29.2 million to adjust for the unrealized gain resulting from NB Power Group’s recognition of a “Future special payments in lieu of income taxes – other comprehensive income” asset.  The specific treatment of costs by the NB Power Group is outlined in the Electricity Act.

The amount of $3,493.2 million reported by NBEFC as long Term Notes Receivable is included by the NB Power Group as Long Term Debt.  In addition, $4,177.1 million of the amount shown as Long Term Debt of NBEFC has been borrowed by the Province and is shown on the Statement of Financial Position as a reduction of Funded Debt.

New Brunswick Power Group

The New Brunswick Power Corporation was established as a Crown Corporation of the Province of New Brunswick in 1920 by enactment of the New Brunswick Electric Power Act.  On October 1, 2004 the Province of New Brunswick proclaimed the Electricity Act which resulted in the reorganization of NB Power and the restructuring of the electricity industry in New Brunswick.  NB Power was continued as New Brunswick Power

2009	PROVINCE OF NEW BRUNSWICK	39

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Holding Corporation with four new subsidiary operating companies (NB Power Group) which commenced operations on that date.

The NB Power Group provides for the continuous supply of energy adequate for the needs and future development of the Province, and promotes economy and efficiency in the distribution, supply, sale and use of power.

The 31 March 2009 combined statements of the NB Power Group report net income of $70 million on total revenue of $1,453 million.  Total assets reported were $5,190 million.  Of this amount, $3,585 million related to the net book value of tangible capital assets.  The statements also report total liabilities of $4,885 million of which $3,464 million is long term debt and $413 million matures in the 2009-2010 fiscal year.

New Brunswick Securities Commission

The New Brunswick Securities Commission is a Provincial Corporation under the Securities Act (New Brunswick) established on July 1, 2004.  The business of the Commission is the regulation of the New Brunswick capital market, including administration of the Act, the Securities Regulation and the New Brunswick Securities Commission rules.

NOTE 9

TANGIBLE CAPITAL ASSETS

Tangible capital assets include acquired, built, developed and improved tangible assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.  The Province does not capitalize computer hardware and software.

Certain assets which have historical or cultural value, including works of art, historical documents and historical and cultural artifacts are not recognized as tangible capital assets.  Assets under construction are not amortized until the asset is available to be put into service.

Calculation of opening balances included, where available, acquisition totals reported in Public Accounts from 1973 to 2004.  Surfacing costs have been segregated starting in 2005.  Prior to 2005, these costs were included in roads and highways and bridges.

Tangible capital assets are amortized on a straight-line basis over their estimated useful lives as noted in the table that follows.  One-half of the annual amortization is charged in the year of acquisition and in the year of disposal.

Included in the closing costs of the various classes as of March 31, 2009 are costs for assets under construction, which are not amortized.  These costs are for buildings ($114.6 million); bridges, roads and highways ($78.6 million); and ferries ($9.0 million).

40	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

	(millions)
	2009								2008

	Land	Buildings and Land Improvements	Machinery and Equipment	Ferries	Vehicles and Mobile Heavy Equipment	Roads, Bridges and Highways	Dams and Water Management Systems	Total	Total

Estimated Useful
Life (Years)	Indefinite	20-40	5-15	40-50	5-20	20-50	20-50

Cost
Opening Costs	$ 314.7	$ 2,543.2	$ 618.7	$ 30.1	$ 272.2	$ 6,120.3	$ 12.1	$ 9,911.3	$ 9,095.5
Additions	9.9	119.3	19.0	5.7	24.0	259.0	3.9	440.8	837.7
Disposals	---	0.8	1.8	---	8.0	---	---	10.6	21.9
Closing Costs	324.6	2,661.7	635.9	35.8	288.2	6,379.3	16.0	10,341.5	9,911.3

Accumulated
Amortization
Opening
Accumulated
Amortization	---	1,168.3	418.9	5.2	181.7	1,902.2	1.0	3,677.3	3,444.0
Amortization Expense	---	68.9	43.8	0.7	17.3	148.9	0.3	279.9	253.3
Disposals	---	0.2	1.7	---	7.8	---	---	9.7	20.1
Closing Accumulated
Amortization	---	1,237.0	461.0	5.9	191.2	2,051.1	1.3	3,947.5	3,677.2

Net Book Value	$ 324.6	$ 1,424.7	$ 174.9	$ 29.9	$ 97.0	$ 4,328.2	$ 14.7	$ 6,394.0	$ 6,234.1

Opening Balance	$ 314.7	$ 1,374.9	$ 199.8	$ 24.9	$ 90.5	$ 4,218.1	$ 11.1	$ 6,234.0	$ 5,651.5
Closing Balance	324.6	1,424.7	174.9	29.9	97.0	4,328.2	14.7	6,394.0	6,234.1

Increase (Decrease)
in Net Book Value	$ 9.9	$ 49.8	$ (24.9)	$ 5.0	$ 6.5	$ 110.1	$ 3.6	$ 160.0	$ 582.6

2009	PROVINCE OF NEW BRUNSWICK	41

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

NOTE 10

DEFERRED CAPITAL CONTRIBUTIONS

Capital contributions related to the acquisition of tangible capital assets are deferred and amortized over the useful life of the related asset.  The amortization of capital contributions is reported as revenue in the Statement of Operations.  Deferred capital contributions represent the unamortized portion of these contributed amounts.  The changes in the balance of deferred capital contributions during the year are as follows:

	(millions)
	2009	2008

Balance, beginning of year	$818.3	$680.2
Contributions received	64.9	165.3
Amortized to revenue during the year	(31.0)	(27.2)

Balance, end of year	$852.2	$818.3

NOTE 11

BORROWING AUTHORITY

a) Balance of Borrowing Authority under the Provincial Loans Act

The balance of borrowing authority granted under the Provincial Loans Act is as follows:

(millions)
	Balance 2008	Authority Granted During the Year	Borrowing During the Year	Balance 2009

Loan Act 2007	$ 908.3	$ ---	$ 908.3	$ ---
Loan Act 2008	---	650.0	86.1	563.9

	$ 908.3	$ 650.0	$ 994.4	$ 563.9

Under the authority of section 2 of the Provincial Loans Act, the maximum temporary indebtedness of the Province is $2,200.0 million.  At 31 March 2009, the short term borrowing of the Province net of cash was $69.2 million.

Under the authority of subsection 3(1) of the Provincial Loans Act, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province.  This authority is in addition to the authorities listed above.

b) Borrowing by the Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation has authority under the New Brunswick Municipal Finance Corporation Act to provide financing for municipalities and municipal enterprises.  As at 31 December 2008, long term debt owed by the corporation was $612.9 million.  The Province guarantees this debt.

42	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

NOTE 12

FUNDED DEBT OUTSTANDING

The following is a maturity schedule for the total amount of the Province’s Funded Debt.

		(millions)

Fiscal Year of Maturity	Interest Rate (%) Range	Currency Amount	Total Funded Debt	NB Electric Finance Corporation	Funded Debt for Provincial Purposes

2009-2010	.85-10.3	CAN $1,322.7	$ 1,322.7	$ (400.0)	$ 922.7

2010-2011	6.4-11.0	CAN $640.3	640.3	(200.0)	440.3

2011-2012	5.8-10.1	CAN $1,458.5	1,458.5	(550.0)	908.5

2012-2013	7.6	US $200.0	252.0	(126.0)	126.0
	4.5-9.5	CAN $1,128.3	1,128.3	(325.0)	803.3
			1,380.3	(451.0)	929.3

2013-2014	6.8	US $200.0	252.0	(126.0)	126.0
	3.4-8.5	CAN $1,099.4	1,099.4	(220.0)	879.4
			1,351.4	(346.0)	1,005.4

2014-2015	2.9	CHF 300.0	321.4	---	321.4
& After	5.2-9.8	US $900.0	1,046.5	(315.1)	731.4
	4.3-8.8	CAN $6,783.6	6,783.6	(1,915.0)	4,868.6
			8,151.5	(2,230.1)	5,921.4
Funded Debt before Sinking Fund Investments			14,304.7	(4,177.1)	10,127.6
Less: Sinking Fund Investments			4,575.3	(415.4)	4,159.9
Funded Debt Outstanding			$ 9,729.4	$ (3,761.7)	$ 5,967.7

Pursuant to section 12 of the Provincial Loans Act, the Minister of Finance maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity.  At 31 March 2009, the equity of the General Sinking Fund accumulated for the repayment of Provincial Debt was $4,159.9 million ($4,161.9 million 2008).  Some of the assets of this Fund are bonds and debentures issued or guaranteed by the Province of New Brunswick.  The provincial net book value of these investments at 31 March 2009 was $2,452.4 million ($2,319.5 million 2008).

Because government enterprises are included in the reporting entity through modified equity accounting, long term debt issued directly by those enterprises is not included in the amount of Funded Debt Outstanding.  Note 8 to these financial statements discloses the long term debt obligations of government enterprises.

The following amounts, which are payable swap agreements, have been included in the preceding funded debt maturity schedule.  They have been reflected in that schedule in the currency payable per each financial swap agreement.

2009	PROVINCE OF NEW BRUNSWICK	43

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

	(millions)
	2009
Fiscal Year of Maturity	Amount Payable in Original Currency	Amount Payable Per Financial Swap Agreement	Canadian Dollar Equivalent

2009-2010	CAN $ 200.0	CAN $ 200.0	$ 200.0
2015-2016	CHF 300.0	CAN $ 321.4	321.4
2016-2017	US $ 500.0	CAN $ 584.7	584.7
2020-2021	US $ 50.0	CAN $ 48.9	48.9
2022-2023	US $ 100.0	CAN $ 97.8	97.8

			$ 1,252.8

The swap agreements are interest rate and currency swap agreements except the CAN $200.0 issue due 2009-2010 which is an interest rate swap agreement only.

The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt.

Fiscal Year	(millions)

2009-2010	$153.9
2010-2011	139.4
2011-2012	126.8
2012-2013	116.4
2013-2014	95.9

NOTE 13

DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $398.8 million ($350.7 million 2008), which consists of:

	(millions)
	2009	2008

Interest	$ 778.5	$ 744.6
Interest on Fredericton – Moncton Highway Capital Lease	53.0	54.3
Interest on Other Capital Leases	2.0	2.1
Foreign Exchange Expense	(6.6)	(16.7)
Amortization of Discounts and Premiums	8.1	8.1
Other Expenses	1.8	1.9
	836.8	794.3
Interest Recovery for Debt Incurred for the New Brunswick
Electric Finance Corporation	(234.3)	(217.4)
Service of the Public Debt	602.5	576.9
Sinking Fund Earnings	(233.4)	(230.7)
	369.1	346.2
Pension Interest Charged	20.6	(9.1)
Interest on Debt to finance Student Loan Portfolio	9.1	13.6
	$ 398.8	$ 350.7

44	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

NOTE 14

PENSION PLANS

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive pension benefits.  The Pension plans under which these benefits are received are as follows:

Plan Name	Date of Latest Actuarial Valuation for Accounting Purposes

Public Service Superannuation Act (PSSA)	01 April 2008
Teachers’ Pension Act (TPA)	01 April 2008
Provincial Court Act and Provincial Court Judges’ Pension Act (Judges’)	01 April 2007
Members’ Superannuation Act and Members’ Pension Act (Members’)	01 April 2005
Pension Plan for Canadian Union of Public Employees of New Brunswick Hospitals (H-CUPE)	---
Pension Plan for Management Employees of New Brunswick School Districts (Sch-Mgt)	01 January 2008
Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts (GLTS)	01 January 2006
Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts (CUPE 2745)	01 January 2006
Ombudsman Act (Ombud)	---
Pension Plan for Certain Bargaining Employees of New Brunswick Hospitals (H – CBE)	---
Pension Plan for Part-time and Seasonal Employees (Part-time)	---
Early Retirement Programs (Early Ret)	01 April 2006

Pension trust funds distinct from the Consolidated Fund exist for each of these pension plans, except the Members’ Superannuation Act, Members’ Pension Act and the Ombudsman Act.

The pension expense and liability relating to NB Power employees belonging to the Public Service Superannuation Act are fully accounted for in the financial statements of NB Power.  The schedules in this note have been adjusted to reflect this.

2009	PROVINCE OF NEW BRUNSWICK	45

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

The following is a summary of the contribution levels and basic member benefits for each pension plan.  Complete plan descriptions are contained in the specific plan documentation.

	Contributions
	Employee			Benefits
Plan	Earnings Up to YMPE	Earnings Above YMPE	Employer	Unreduced Benefits	Reduced Benefits	Basic Benefit	Annual Benefit Indexing

PSSA	5.80%	7.50%	Determined by an actuary required to fund current service costs, plus special payments determined by an actuary.	Age 60 with 5 years service.	Age 55 with 5 years service.	2.0% of salary times years service. Integrated with CPP.	Up to 5.00%
TPA	7.30%	9.00%	Equal to Employee contributions, plus special payments as determined by an actuary.	Sum of age and years of service 87; 35 years service; or age 65 with 5 years service; or age 60 with 20 years service.	Sum of age and service total 80 or age 60 with 5 years service.	2.0% of salary times years service. Integrated with CPP.	Up to 4.75%
Sch –Mgt	This plan is being curtailed. There are no current contributors to the plan.		N/A	Age 60 with 5 continuous years service.	At age 55 with 5 continuous years service.	2.0% of salary times years service. Integrated with CPP.	Up to 3.00%
CUPE 2745	5.00%	6.50%	148.2% of employee contributions.	Age 60 with 5 years continuous employment.	Age 55 with 5 years continuous employment.	1.3% of salary times years service.	Up to 2.00%
GLTS	5.50%	7.00%	Not less than 95% of employee contributions, plus special payments as determined by an actuary.	Age 60 with 5 years continuous service.	Age 55 with 5 years continuous employment.	1.4% to 2.0% of salary times years service.	Up to 2.00%
Judges' a)Provincial Court Act b)Provincial Court Judges’ Pension Act	7.00% 7.00%	N/A N/A	Determined by an actuary. Determined by an actuary.	Age 60 with 25 years service or at age 65 with 10 years service. Age 60 with 2 years service.	N/A 2 years service.	60% of salary Integrated with CPP. 2.75% per year of service up to 65% of salary. Not integrated with CPP.	Up to 6.00% Up to 5.00%

46	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Contributions
	Employee			Benefits
Plan	Earnings Up to YMPE	Earnings Above YMPE	Employer	Unreduced Benefits	Reduced Benefits	Basic Benefit	Annual Benefit Indexing

H - CUPE	6.17%	6.17%	Equal to employee contributions.	Age 60 with 5 years continuous service.	Age 55 with 5 years continuous employment.	1.4% to 1.75% of salary times years service.	2.00%.
H – CBE	6.035%	7.46%	Equal to employee contributions.	Age 60 with 5 years continuous service. Normal retirement at age 65.	Age 55 with 5 years continuous employment.	1.3% of salary up to YMPE and 2% of excess of YMPE times years of service.	Up to 4.00%.
Part-Time	2.00%, 3.25% or 4.50%	N/A	Equal to employee contributions.	Normal retirement age 65.	N/A	Defined contribution plan.	N/A
Ombud	This plan has no active members and exists solely to pay benefits to past Ombudsmen or their beneficiaries. The current and future Ombudsmen are members of either the Judges’ or PSSA Plan.
Early Ret	The Province has obligations under various early retirement initiatives.
Members’

a)

Members’ Superannuation Plan

Applies to Members of the Legislative Assembly who were MLA’s prior to enactment of the Members’ Pension Act.

Members contribute 9% of MLA’s indemnity plus 6% of Minister’s salary.

Province contributes amount equal to excess of pension payments over member contributions plus interest.

Eligible for benefits upon ceasing to be an MLA with at least 10 sessions service.

Basic MLA benefits equal 4.5% of average indemnity times number sessions up to final year’s indemnity.

Basic Minister’s benefits equal 3% of Ministers’ average salary times years service as a Minister.

b)

Members’ Pension Plan

Members contribute lesser of amount under MSP and maximum deductible RPP contributions per Income Tax Act.

Province contributes amount equal to excess of pension payments over member contributions plus interest.

Eligible for benefits at age 60 upon ceasing to be an MLA with minimum 8 sessions service.  Supplementary allowance at age 55 with minimum 8 sessions service.

Basic MLA benefits equal 2% of average indemnity times sessions served.  Additional supplementary allowance of 125% of basic MLA’s pension.

Basic Ministers’ benefits equal 2% of Ministers’ average salary times years service as Minister.  Additional supplementary allowance of 50% of basic Ministers’ pension amount.

YMPE

Year’s Maximum Pensionable Earnings

2009	PROVINCE OF NEW BRUNSWICK	47

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

b) Pension Liability

With the exception of the H - CBE plan and the H - CUPE plan and the Part-Time plan, the Province is liable for any excess of accrued pension benefits over pension fund assets.  The H – CBE and H – CUPE plans are defined benefit plans with fixed employer contributions and the Part-Time plan is a defined contribution plan.  The Province’s liability related to these plans is limited to its annual contributions to the plans.

The Provincial share of the estimated pension surplus for all pension plans is $210.2 million ($244.7 million 2008).  This estimate is based on actuarial valuations for accounting purposes using the projected unit credit method, calculated as at the dates listed above.  This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date.  These actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality.  Section d) of this note lists some of the actuarial assumptions used.  Section e) lists selected information about plan members.

The value of accrued benefits in all plans exceeds the value of assets resulting in an actuarial pension liability of $2,130.1 million.  However, the calculation of this liability includes estimates of future events and market values of assets which can be volatile.  The effects of experience gains and losses on market values and the actuarial liability, as well as effects of assumption changes are amortized over future years.  Unamortized experience gains and losses of $2,355.8 million reduce the actuarial liability.  In addition, there is a valuation allowance recorded of $15.5 million which reduces the surpluses recognized on two plans.

c) Summary Pension Information

Details of the pension liability, unamortized adjustments, pension expense and change in pension liability are outlined in the following table.  The estimated accrued benefits and the value of plan assets reported have been updated to the most recent year end of the applicable pension plan.  This was based on a projection of the actuarial assumptions and on actual contribution levels.  The plans for hospital and school district employees have 31 December year ends.  All other plans have 31 March year ends.

48	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Summary Pension Information
	(millions)
	2009													2008
	PSSA	TPA	Judge	Member	Sch-Mgt	Sch-GLTS	Sch-2745	Ombud	H-CUPE	H-CBE	Part-Time	Early Ret	Total	Total

Accrued benefit obligation beginning of year	$ 3,707.5	$ 4,061.1	$ 35.8	$ 43.6	$ 15.5	$ 221.3	$ 46.6	$ ---	$ ---	$ ---	$ ---	$ 157.9	$ 8,289.3	$ 7,865.5
Actuarial (gains) losses	22.6	(33.2)	(0.2)	---	0.8	(0.3)	(0.6)	---	---	---	---	---	(10.9)	70.1
Plan amendments	---	---	---	---	---	---	---	---	---	---	---	---	---	---
Benefits accrued	117.3	82.4	1.7	2.5	---	7.7	1.9	---	---	---	---	0.8	214.3	198.7
Interest	254.6	271.4	2.6	3.1	1.1	15.6	3.3	---	---	---	---	11.3	563.0	558.3
Reciprocal payments and refunds	10.4	5.0	---	---	---	---	---	---	---	---	---	---	15.4	14.9
Benefit payments	(165.2)	(231.6)	(1.0)	(2.6)	(1.0)	(11.4)	(2.0)	---	---	---	---	(13.8)	(428.6)	(418.2)

Accrued benefit obligation end of year	3,947.2	4,155.1	38.9	46.6	16.4	232.9	49.2	---	---	---	---	156.2	8,642.5	8,289.3

Plan assets beginning of year	3,721.0	3,940.8	28.4	---	12.8	240.8	50.4	---	29.8	---	---	---	8,024.0	8,030.5
Actuarial gains (losses)	(952.6)	(978.7)	(7.2)	---	(2.4)	(46.5)	(10.0)	---	---	---	---	---	(1,997.4)	(508.1)
Return on plan assets	254.4	268.2	2.0	---	0.9	17.0	3.6	---	(4.0)	---	---	---	542.1	568.0
Employer contributions	114.2	125.0	0.7	---	---	5.0	1.4	---	---	---	---	---	246.3	234.4
Employee contributions	60.0	44.9	0.3	---	---	3.5	0.9	---	---	---	---	---	109.6	101.2
Reciprocal payments and refunds	---	---	---	---	---	---	---	---	---	---	---	---	---	---
Benefit payments	(165.2)	(231.6)	(1.0)	---	(1.0)	(11.4)	(2.0)	---	---	---	---	---	(412.2)	(401.9)
Plan assets end of year	3,031.8	3,168.6	23.2	---	10.3	208.4	44.3	---	25.8	---	---	---	6,512.4	8,024.1

Actuarial Pension Liability (Surplus)	915.4	986.5	15.7	46.6	6.1	24.5	4.9	---	(25.8)	---	---	156.2	2,130.1	265.2
Unamortized adjustments
Opening balance	(156.2)	(361.1)	4.0	---	---	(10.9)	(4.6)	---	---	---	---	---	(528.8)	19.3
New adjustments	(975.2)	(945.5)	(7.0)	---	(3.2)	(46.3)	(9.5)	---	---	---	---	---	(1,986.7)	(578.3)
Amortization	84.6	66.6	(1.0)	---	3.2	5.0	1.3	---	---	---	---	---	159.7	30.3
Unamortized Adjustments Ending balance	(1,046.8)	(1,240.0)	(4.0)	---	---	(52.2)	(12.8)	---	---	---	---	---	(2,355.8)	(528.7)

Valuation adjustment
Opening balance	---	---	---	---	---	18.8	---	---	---	---	---	---	18.8	19.3
Change	---	---	---	---	---	(3.3)	---	---	---	---	---	---	(3.3)	(0.5)

Ending balance	---	---	---	---	---	15.5	---	---	---	---	---	---	15.5	18.8

Total Pension Liability (Surplus)	$ (131.4)	$ (253.5)	$ 11.7	$ 46.6	$ 6.1	$ (12.2)	$ (7.9)	$ ---	$ (25.8)	$ ---	$ ---	$ 156.2	$ (210.2)	$ (244.7)

2009	PROVINCE OF NEW BRUNSWICK	49

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Summary Pension Information (continued)
		(millions)
		2009													2008

		PSSA	TPA	Judge	Member	Sch-Mgt	Sch-GLTS	Sch-2745	Ombud	H-CUPE	H-CBE	Part-Time	Early Ret	Total	Total

Expense
Employers’ share of pension
benefits earned		$ 55.4	$ 42.4	$ 1.4	$ 2.0	$ ---	$ 4.2	$ 1.0	$ 0.2	$ 11.5	$ 19.5	$ 7.7	$ 0.8	$ 146.1	$ 133.8
Interest		0.2	3.1	0.6	3.1	0.2	(1.5)	(0.4)	---	4.0	---	---	11.3	20.6	(9.1)
Plan amendments		---	---	---	---	---	---	---	---	---	---	---	---	---	---
Amortization of adjustments		84.6	66.6	(1.0)	---	3.2	5.0	1.3	---	---	---	---	---	159.7	30.3
Change in valuation adjustment		---	---	---	---	---	(3.3)	---	---	---	---	---	---	(3.3)	(0.5)

Total pension expense		140.2	112.1	1.0	5.1	3.4	4.4	1.9	0.2	15.5	19.5	7.7	12.1	323.1	154.5
Employer contributions	[1]	101.9	124.8	0.7	2.1	---	5.0	1.4	0.2	11.5	19.5	7.7	13.8	288.6	272.8

Change in pension liability		$ 38.3	$ (12.7)	$ 0.3	$ 3.0	$ 3.4	$ (0.6)	$ 0.5	$ ---	$ 4.0	$ ---	$ ---	$ (1.7)	$ 34.5	$ (118.3)

[1]		Only includes contributions from consolidated fund and entities consolidated
[2]		The Province has no liability for the Ombudsman, H-CUPE, H-CBE and Part-Time plans beyond its annual employer contribution
			thus no information regarding plan assets and liabilities is reported above.
[3]		The asset related to the H-CUPE plan relates to a prepayment of contributions which is expected to be exhausted by 2010.
[4]		The most recent actuarial funding valuation for H-CBE was as of 31 December 2007 and shows an unfunded liability of $78.4 million.
[5]		The most recent actuarial funding valuation for H-CUPE was as of 1 January 2007 and shows an unfunded liability of $70.6 million.

50	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

d)  Actuarial Assumptions

Calculation of the Province’s employee pension obligations and related pension expenditure is based on long term actuarial assumptions except the Members’ Plan where both short and long term assumptions are used.

The table below discloses the assumptions used in the actuarial valuations.

Plan	Rate of Return on Assets (%)	Annual Wage and Salary Increase (%)	Inflation (%)	Rate of Pension Escalation after Retirement (%)

PSSA	6.86	3.25 plus promotional increase	2.75	2.55 to 2.65
TPA	6.86	3.25 plus promotional increase	2.75	2.45 to 2.65
Judges’	7.12	4.00	2.75	2.55 to 2.65
Sch – Mgt	7.12	3.25	2.75	2.00
GLTS	7.12	2.75	2.75	2.00
CUPE 2745	7.12	2.75	2.75	2.00
Members’	7.12	3.25	2.75	2.65

These assumptions have been used to determine the amount of the Province’s obligation for pension benefits outstanding and the value of benefits earned by employees during the fiscal year and are based on management’s best estimates.  Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the pension plans.

e) Member Data

The following table lists data about the members of each plan.

Plan	Estimated Average Remaining Service Life (Years)	Number of Active Contributors	Number of Pensioners	Average Annual Salary of Contributors	Average Annual Pension

PSSA	14	19,769	11,692	$ 56,359	$ 18,588
TPA	16	10,147	7,949	62,573	29,547
Judges'	7	27	25	176,185	52,598
Sch – Mgt	---	N/A	89	N/A	12,268
GLTS	11	2,175	1,273	31,487	8,844
CUPE 2745	12	807	237	29,059	5,809
Members’	---	53	84	85,000	31,078

Ministers earn an additional average salary of $51,802.

2009	PROVINCE OF NEW BRUNSWICK	51

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

NOTE 15

CONTINGENT LIABILITIES

a) Guaranteed Loans

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes.  At 31 March 2009, the total contingent liability in respect of these guarantees was $128.8 million ($116.7 million 2008), of which the Province has recognized $40.6 million as a liability in the Statement of Financial Position ($37.9 million 2008).

	(millions)
	Authorized Limit	Contingent Liability

Agricultural Development Act	$ 1.8	$ 1.8
Economic Development Act	138.0	98.2
Employment Development Act	4.1	4.1
Fisheries Development Act	12.4	12.4
Livestock Incentives Act	1.3	0.8
Nursing Homes Act	7.6	7.6
Regional Development Corporation Act	5.3	3.9
		128.8
Less: Included in Allowance for Losses (Schedule 8)		40.6
		$ 88.2

b)  New Brunswick Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation (NBMFC) is included in the Province’s reporting entity under Note 1.  The Province guarantees the payment of principal and interest of any borrowing by NBMFC.  In the event of a defaulted payment, the Province shall recover such amounts from the defaulting municipality or from the defaulting municipality that has guaranteed the payment due to the Corporation from the defaulting municipal enterprise.  As of December 31, 2008, total debenture debt outstanding was $612.9 million ($569.5 million in 2007).

c) New Brunswick Credit Union Deposit Insurance Corporation

The New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC) guarantees the repayment of deposits with the New Brunswick credit unions and caisse populaires.  NBCUDIC is included in the Province’s reporting entity as described in Note 1.  As of December 31, 2008, deposits of the credit unions and caisse populaires totalled $3,050.7 million ($2,893.1 million in 2007).  In addition, NBCUDIC has guaranteed specific losses up to $18.5 million until May, 2012.  A provision has been established for this guarantee and is included in Allowance for Losses in these financial statements.

d)  Provincial Holdings Ltd.

Provincial Holdings Ltd. (PHL) is wholly owned by the Province and is responsible for administering industrial development project investments.  Any resulting losses on loans guaranteed by PHL will be borne by the Province.  At 31 March 2009, the total loan guarantees authorized totalled $15.0 million with a contingent liability of $12.6 million.  A provision related to these guarantees has been included in the Allowance for Losses schedule in these financial statements.

52	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

e) Environmental Responsibility

The Province of New Brunswick has an agreement with a mining company to limit the liability of the company to $3.0 million for environmental damages that occurred prior to the company commencing mining at a specified date. The cost to complete this historical reclamation at this site has been estimated at $3.0 million.  The Province currently holds a cash security for $3.0 million from this company relating to the clean up.  Additional historical reclamation work will be required; however, cost can not be reasonably estimated at this time.

f) Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances.  Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expense in the year of settlement or replacement.

g) Legal Actions

The Province of New Brunswick is involved in various legal proceedings arising from government activities.  Amounts totalling $19.1 million have been accrued in these financial statements which represents management’s best estimate of the likely losses due to legal actions.

NOTE 16

COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government enterprises, for the rental of space and equipment amounts to $479.4 million ($422.5 million 2008).  Minimum annual lease payments in each of the next five years are as follows:

Fiscal Year	(millions)
2009-2010	$ 78.2
2010-2011	70.4
2011-2012	63.6
2012-2013	46.9
2013-2014	34.2

b) Nursing Homes

The Department of Social Development includes in its annual operating budget funding for the repayment of approved long term debt of certain nursing homes.  The Department funds the nursing homes through grants which pay the difference between operating expenses and revenue from other sources.

Total long term debt of these nursing homes at 31 March 2009 amounted to approximately $179.1 million ($177.3 million 2008).  Of the $179.1 million nursing home debt, the Province has issued guarantees totalling approximately $7.6 million ($8.6 million 2008) which is included as a contingent liability.

2009	PROVINCE OF NEW BRUNSWICK	53

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

c)   Contractual Obligations

The nature of the government’s activities results in significant multi-year contracts and obligations. The Province currently has outstanding contractual commitments of $230.7 million.

(millions)

Consolidated Fund Entities	$ 189.5
Other Government Entities	41.2

d)  Other Significant Commitments

Other significant commitments and agreements include:

Consolidated Fund

The Province has committed to the construction and repair of permanent bridges and highways across the Province.  These commitments have completion dates throughout the 2009-10 fiscal year.  Outstanding contractual commitments as at 31 March 2009 of $70.9 million are included in Contractual Obligations (part c above).

The Province has committed to the construction and repair of Routes 11 and 17.  Expenditures under the program up to 31 March 2009 were $1.8 million.  Outstanding contractual commitments as at 31 March 2009 of $8.0 million under this project are included in Contractual Obligations (part c above).

The Province signed the National Highways System Agreement (NHSA) with Transport Canada in 2007-08.  The NHSA is for a total of $214.0 million ($107.0 million of federal and provincial funds respectively) and is scheduled to be completed in 2012.  Total costs may exceed $214.0 million.  Expenditures under the agreement up to 31 March 2009 were $26.4 million of which $13.2 million was claimed from Transport Canada. Outstanding contractual commitments as at 31 March 2009 of $7.7 million under this project are included in Contractual Obligations (part c above).

The Department of Supply and Services is responsible for acquiring, building and maintaining Provincial buildings.  Total estimated costs to complete approved projects is $490.7 million, of which $113.3 million has been spent to date.  Outstanding contractual commitments as at 31 March 2009 of $53.0 million are included in Contractual Obligations (part c above).

The Department of Local Government provides funding through the Municipal Rural Infrastructure Fund.  One half of the subsidy is Federal and one half Provincial.  The Provincial share of the balance outstanding at 31 March 2009 was $7.1 million (included in Contractual Obligations, part c above).

The Department of Local Government provides funding through the Canada-New Brunswick Agreement on the Transfer of Federal Gas Tax Revenues and the Provincial Top Up Fund.  Expenditures under this program up to 31 March 2009 were $3.8 million.  Outstanding contractual commitments as at 31 March 2009 of $7.5 million are included in Contractual Obligations (part c above).

Communications New Brunswick has committed funds for Advertising, Marketing, Web Content Development and Public Relation Services.  Total funds committed include $10.0 million.  Expenditures under the contracts incurred up to 31 March 2009 were $2.2 million.  Outstanding contractual commitments as at 31 March 2009 of $7.8 million are included in Contractual Obligations (part c above).

The New Brunswick Energy Efficiency and Conservation Agency has committed funds for Energy evaluation services as well as marketing and communications contracts.  Total funds committed include $11.4 million.

54	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Expenditures under these programs up to 31 March 2009 were $6.0 million.  Outstanding contractual commitments as at 31 March 2009 of $5.4 million are included in Contractual Obligations (part c above).

The Department of Natural Resources has committed funds to Forest Protection Limited for each of the 2009, 2010 and 2011 forest fire seasons.  Outstanding contractual commitments as at 31 March 2009 of $6.4 million are included in Contractual Obligations (part c above).

Other Government Entities

The Province through Ambulance New Brunswick Inc has entered into a ten year contract with New Brunswick EMS Inc. (NB EMS) for management of ambulance services in New Brunswick.  The contract terminates on 31 March 2017.  The total amount over the next year is estimated to be $27.0 million.  The total annual payments for the remaining contract term have not yet been finalized.  The payments will be based on the annual baseline budget of $27.0 million with adjustments for inflation and other items.

Regional Health Authority B has an agreement with Eclipsys Corporation to replace its Clinical Information system totalling $14.2 million.  The multi-year project has been jointly funded by the Department of Health and the Authority.  As at 31 March 2009, the outstanding commitment is $9.0 million and is included in Contractual Obligations (part c above).

Government  Enterprises

The New Brunswick Power Holding corporation will refurbish the Point Lepreau Generating Station.  Project completion is expected by the spring of 2010.  Total construction cost, excluding fuel and purchased power costs, are budgeted at approximately $1,065.0 million.  Expenditures to 31 March 2009 were $849.0 million.  As at 31 March 2009, the outstanding commitment is $266.0 million (includes $50.0 million capital cost for project delays).

Public Private Partnerships (PPP)

The Province has formed two PPPs for the construction and operation of the new Moncton Courthouse and the Fredericton Downtown Office Building.  The Province will take possession of the courthouse 1 January 2011 and they will take possession of the office building 1 September 2010. Both PPPs have a lease term of 30 years.  The total capital cost of the courthouse is $60.4 million and the office building is $30.0 million.

2009	PROVINCE OF NEW BRUNSWICK	55

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

NOTE 17

SEGMENT REPORTING

	(millions)
	Government
	Departments		Regional Health		Other Crowns and		Interaccount		Consolidated
	and Some Agencies		Authorities		Agencies		Eliminations		Total
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Revenue
Tax Revenue	$ 3,252.8	$ 3,199.6	$ ---	$ ---	$ ---	$ ---	$ ---	$ ---	$ 3,252.8	$ 3,199.6
Non tax Revenue	664.8	660.6	92.1	86.6	62.5	67.7	---	---	819.4	814.9
Government Enterprises	---	---	---	---	314.1	372.8	---	---	314.1	372.8
Transfers from the Province	---	---	1,607.5	1,477.1	130.3	85.7	(1,737.8)	(1,562.8)	---	---
Conditional Federal Grants	349.4	337.4	27.0	24.2	---	0.2	---	---	376.4	361.8
Unconditional Federal Grants	2,350.1	2,215.8	---	---	---	---	---	---	2,350.1	2,215.8
	6,617.1	6,413.4	1,726.6	1,587.9	506.9	526.4	(1,737.8)	(1,562.8)	7,112.8	6,964.9

Expenses
Employee Benefits	1,786.2	1,578.4	1,222.7	1,118.1	110.6	67.1	(0.2)	(0.6)	3,119.3	2,763.0
Other Services	581.8	454.0	105.0	106.0	53.6	53.7	(20.1)	(6.5)	720.3	607.2
Materials and Supplies	186.5	152.1	284.1	269.6	11.8	6.6	(0.1)	(0.2)	482.3	428.1
Property and Equipment	26.9	129.0	51.9	50.3	1.1	0.8	(22.7)	(52.4)	57.2	127.7
Grants and Subsidies	3,553.2	3,503.9	---	---	---	1.1	(1,682.5)	(1,524.8)	1,870.7	1,980.2
Debt and Other Charges	771.7	695.6	---	---	3.6	4.2	---	---	775.3	699.8
Amortization	204.7	200.1	63.2	54.5	12.1	7.6	---	---	280.0	262.2
	7,111.0	6,713.1	1,726.9	1,598.5	192.8	141.1	(1,725.6)	(1,584.5)	7,305.1	6,868.2
Surplus (Deficit)	$ (493.9)	$ (299.7)	$ (0.3)	$ (10.6)	$ 314.1	$ 385.3	$ (12.2)	$ 21.7	$ (192.3)	$ 96.7

56	PROVINCE OF NEW BRUNSWICK	2009

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

Note 17 is intended to provide supplementary information on the province’s revenue and expenses by segment.  The segments have been defined based on the accountability and control relationships between the Government and the various organizations within the reporting entity.  Although the government controls all the entities included, there are varying levels of accountability.  The segments are defined as:  Government Departments and Some Agencies; Regional Health Authorities; and Other Crowns and Agencies.  An Interaccount Eliminations column is added to eliminate double counting between columns and to reconcile to the Statement of Operations.  Eliminations between the Province and entities impact asset and liability accounts with respect to tangible capital assets and deferred contributions from the Province.  The extent of these items was $12.2 million in the 2009 fiscal year ($21.7 million in 2008).

The Government Departments and Some Agencies segment represents the group most directly accountable to the Board of Management and Cabinet.  The segment includes all line departments such as Health, Education and Transportation as well as the following agencies: Energy Efficiency and Conservation Agency of New Brunswick, Regional Development Corporation, New Brunswick Distance Education Network Inc., New Brunswick Highway Corporation, New Brunswick Housing Corporation, Sport Development Trust Fund and Arts Development Trust Fund.

The Regional Health Authorities (RHA’s) are disclosed separately due to the magnitude of their operations and the fact they are somewhat removed from day to day control of the Board of Management and Cabinet.

Other Crowns and Agencies are also somewhat removed and independent with respect to day to day operations yet still controlled by government under the Public Sector Accounting Board’s criteria for control.  The organizations included in this segment include: New Brunswick Lotteries and Gaming Corporation, New Brunswick Electric Finance Corporation, New Brunswick Liquor Corporation, New Brunswick Municipal Finance Corporation, New Brunswick Power Group and New Brunswick Securities Commission.  Also included with other agencies are the following entities which are consolidated in the Province’s financial statements:  Algonquin Golf Limited, Algonquin Properties Limited, Ambulance New Brunswick Inc., Forest Protection Limited, FacilicorpNB Ltd., Fundy Linen Service Inc., New Brunswick Health Council, Kings Landing Corporation, New Brunswick Legal Aid Services Commission, New Brunswick Investment Management Corporation, New Brunswick Credit Union Deposit Insurance Corporation, Recycle New Brunswick and Service New Brunswick.

2009	PROVINCE OF NEW BRUNSWICK	57

NOTES TO THE FINANCIAL STATEMENTS

31 March 2009

NOTE 18

TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:

	(millions)
	2009	2008
Cost Method:

Margaret R. Lynds Bequest	$ 0.1	$ 0.1
Mental Health Trust Fund	1.1	1.0
Office of the Public Trustee Trust Fund	1.0	---
Viscount Bennett Bequest	0.2	0.2

	$ 2.4	$ 1.3

Market Value Method:

Judges' Superannuation Fund	$ 23.3	$ 29.3
Pension Plan for the Management Employees
of New Brunswick School Districts	10.5	13.0
Pension Plan for General Labour, Trades and Services
Employees of New Brunswick School Districts	208.4	240.5
Pension Plan for Full-Time CUPE 2745 Employees of	44.4	49.8
New Brunswick School Districts
Public Service Superannuation Fund	3,854.5	4,733.9
Teachers' Pension Trust Fund	3,156.9	3,940.9

	$ 7,298.0	$ 9,007.4

The Margaret R. Lynds Bequest awards three annual scholarships of equal value to students pursuing the study of communications at specified universities.  The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province's historic resources.  The Public Trustee of New Brunswick protects the financial and personal interests of the elderly, the mentally challenged, children, missing or deceased persons, when there is no one else able and willing to do so.

NOTE 19

 COMPARATIVE FIGURES

Certain 2008 figures have been restated to conform to 2009 presentation.

58	PROVINCE OF NEW BRUNSWICK	2009

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009
	(millions)
	2009	2008

SCHEDULE 1
CASH NET OF SHORT TERM BORROWING /
SHORT TERM BORROWING NET OF CASH

Short Term Investments	$ 943.3	$ 412.0
Cash	13.3	19.8
	956.6	431.8
Less:

Treasury Bills 0.42% - 3.13% Maturing 2 April 2009 -
3 December 2009	1,025.8	711.8
	$ (69.2)	$ (280.0)

SCHEDULE 2
RECEIVABLES AND ADVANCES

Accounts Receivable
General Receivables of Government Departments	$ 227.2	$ 207.4
General Receivables of Consolidated Entities	43.2	51.4
	270.4	258.8
Due from Federal Government
Central Government Services	69.1	45.2
Education	49.5	63.8
Economic Development	32.8	21.9
Harmonized Sales Tax Rebate	12.6	14.2
Transportation	6.6	16.6
Health	1.3	31.5
Unconditional Grants	0.2	---
Canada Health and Canada Social Transfers	---	7.7
Other	9.9	4.1
	182.0	205.0

Guarantee Payouts	94.7	75.3

Advances
Advances of Grants	13.0	12.7
Working Capital Advances	7.4	7.3
Other	3.1	3.1
	23.5	23.1
Interest Receivable
Student Loans	10.0	7.5
Fisheries Development Act	8.7	10.6
Economic Development Act	8.0	7.8
Agricultural Development Act	0.1	---
Other	25.3	19.6
	52.1	45.5

	622.7	607.7
Less: Allowance for Doubtful Accounts	(244.0)	(201.3)
	$ 378.7	$ 406.4

2009	PROVINCE OF NEW BRUNSWICK	59

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

	(millions)
	2009	2008

SCHEDULE 3
TAXES RECEIVABLE

Real Property Tax	$ 911.0	$ 855.1
Sales Tax	154.5	60.5
Tobacco Tax	21.7	8.5
Gasoline and Motive Fuels Tax	17.7	19.6
Royalties and Stumpage on Timber	10.8	5.1
Metallic Minerals Tax	---	0.1
Other	7.2	5.3
	1,122.9	954.2
Less: Allowance for Doubtful Accounts	56.5	55.1
	$ 1,066.4	$ 899.1

SCHEDULE 4
INVENTORIES FOR RESALE

Inventories for Resale
Properties Held for Sale	$ 8.6	$ 7.9

60	PROVINCE OF NEW BRUNSWICK	2009

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

	(millions)
		2009			2008
		Allowance			Allowance
		for Doubtful			for Doubtful
	Amount	Accounts	Net	Amount	Accounts	Net
SCHEDULE 5
LOANS

Loans to Students	$ 369.2	$ 74.1	$ 295.1	$ 336.4	$ 65.1	$ 271.3
Economic Development Act	246.3	164.6	81.7	169.8	105.4	64.4
New Brunswick Housing Act	35.5	4.7	30.8	34.0	4.8	29.2
Fisheries Development Act	36.4	27.6	8.8	40.1	28.8	11.3
Energy Efficiency Upgrade Loans	7.3	0.5	6.8	3.6	0.2	3.4
Loans to Municipalities	5.4	---	5.4	7.3	---	7.3
L'Office de Stabilisation	4.1	---	4.1	4.0	---	4.0
Fundy Trail Endowment Fund	3.1	---	3.1	2.9	---	2.9
Agricultural Development Act	5.4	2.5	2.9	4.4	3.0	1.4
Unsatisfied Judgements	9.5	9.5	---	9.5	9.5	---
Beaverbrook Art Gallery	6.6	6.6	---	4.5	4.5	---
La Fondation du quotidien francophone	4.0	4.0	---	4.0	4.0	---
Provincial Holdings Ltd.	2.9	2.9	---	4.1	3.1	1.0
Other Loans	1.1	0.9	0.2	1.4	0.9	0.5

	$ 736.8	$ 297.9	$ 438.9	$ 626.0	$ 229.3	$ 396.7

2009	PROVINCE OF NEW BRUNSWICK	61

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

	(millions)
	2009	2008

SCHEDULE 6
INVESTMENTS

Investment in Government Enterprises
New Brunswick Liquor Corporation	$ 23.7	$ 23.5
New Brunswick Securities Commission	3.3	2.4
New Brunswick Lotteries and Gaming Corporation	1.4	1.2
New Brunswick Municipal Finance Corporation	0.9	1.0
New Brunswick Electric Finance Corporation	(19.1)	74.6
	10.2	102.7
Other Long Term Investments	24.0	24.4
	$ 34.2	$ 127.1

SCHEDULE 7
ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable	$ 458.2	$ 452.4
Due to Canada
Equalization and Canada Health and Social Transfer	145.8	166.7
Canada Mortgage and Housing Corporation	37.9	39.2
Other Agreements	0.9	1.5
	184.6	207.4

Accrued Interest
Funded Debt	118.6	127.2
Other	87.0	88.0
	205.6	215.2

Employee Benefits
Retirement Allowances	311.6	308.3
Accrued Salaries Payable	270.8	206.3
Liability for Injured Workers	135.6	126.8
	718.0	641.4

Municipal Property Taxes Due to Municipalities	364.3	338.7
Medicare and Out of Province Payments	65.9	50.0
Strategic Assistance	22.3	39.6
Hospital Liability Protection Plan	14.8	12.7
Holdbacks on Contracts	14.0	12.0
Other	38.6	34.5
	519.9	487.5
	$ 2,086.3	$ 2,003.9

62	PROVINCE OF NEW BRUNSWICK	2009

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

	(millions)
	2009	2008

SCHEDULE 8
ALLOWANCE FOR LOSSES

Business New Brunswick	$ 46.4	$ 43.7
Property Tax Appeals	23.4	23.4
Consolidated Entities	1.1	1.1
Post-Secondary Education, Training and Labour	0.1	0.1
Other	30.8	34.8
	$ 101.8	$ 103.1

SCHEDULE 9
DEFERRED REVENUE

Real Property Taxes	$ 316.7	$ 296.1
Motor Vehicle and Operators' Licenses	45.3	43.3
Deferred Federal Revenue	4.7	0.2
Consolidated Entities	2.4	3.1
Other	28.5	37.9
	$ 397.6	$ 380.6

SCHEDULE 10
DEPOSITS HELD IN TRUST

Retention Fund for Fee for Service Physicians	$ 19.5	$ 15.2
Tenants' Security Deposits	16.3	15.6
Court of Queen's Bench	9.8	8.4
Mining Licenses - Non-Performance Renewal Fees	8.7	8.1
Scholarship Trusts	3.6	3.5
Contractors' Deposits	2.7	2.2
Sale of Property for Taxes	1.3	1.2
Family Support Order Services	1.2	1.2
New Brunswick Reinsurance Account	0.6	1.2
Other	14.4	13.9
	$ 78.1	$ 70.5

2009	PROVINCE OF NEW BRUNSWICK	63

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

	(millions)
	2009	2008

SCHEDULE 11
OBLIGATIONS UNDER CAPITAL LEASES

New Brunswick Highway Corporation	$ 756.6	$ 775.1
Miramichi Youth Facility	16.5	16.9
Consolidated Entities	6.6	6.9
Moncton North School	6.2	6.5
	$ 785.9	$ 805.4

SCHEDULE 12
INVENTORIES OF SUPPLIES

Consolidated Entities	$ 17.6	$ 17.2
Construction and Maintenance Materials	13.1	8.1
Machine Repair Parts	6.4	6.5
Stationery and Supplies	1.8	1.6
Educational Textbooks	1.1	1.0
Veterinary Supplies	0.8	1.0
Other Supplies	10.9	9.9
	$ 51.7	$ 45.3

SCHEDULE 13
PREPAID AND DEFERRED CHARGES

Unamortized Premiums, Discounts, and Issue Expenses
on Debentures	$ 68.8	$ 83.1
Other	16.6	16.5
	$ 85.4	$ 99.6

64	PROVINCE OF NEW BRUNSWICK	2009

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

		(millions)
	2009	2009	2008
	Budget	Actual	Actual

SCHEDULE 14
TAXES

Personal Income Tax	$ 1,266.0	$ 1,323.0	$ 1,256.4
Corporate Income Tax	183.0	111.4	266.6
Metallic Minerals Tax	100.0	4.7	119.7
	1,549.0	1,439.1	1,642.7

Provincial Real Property Tax	382.9	385.3	352.3

Harmonized Sales Tax	950.0	1,060.8	841.0
Gasoline and Motive Fuels Tax	199.0	195.1	198.1
Tobacco Tax	80.0	103.7	79.9
Pari-mutuel Tax	---	0.1	0.1
	1,229.0	1,359.7	1,119.1

Insurance Premium Tax	40.2	41.2	40.7
Large Corporation Capital Tax	14.0	13.5	31.2
Financial Corporation Capital Tax	7.0	7.4	7.3
Other	6.4	6.6	6.3
	67.6	68.7	85.5
	$ 3,228.5	$ 3,252.8	$ 3,199.6

SCHEDULE 15
LICENSES AND PERMITS

Motor Vehicle	$ 89.0	$ 95.0	$ 91.5
Fish and Wildlife	5.3	5.4	5.3
Mines	1.7	2.1	1.8
Liquor Licenses	0.9	0.9	0.9
Forests	---	---	2.2
Other	12.2	13.2	12.8
	$ 109.1	$ 116.6	$ 114.5

SCHEDULE 16
ROYALTIES

Forest	$ 52.0	$ 40.4	$ 45.8
Mines	19.0	39.1	18.0
	$ 71.0	$ 79.5	$ 63.8

2009	PROVINCE OF NEW BRUNSWICK	65

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

		(millions)
	2009	2009	2008
	Budget	Actual	Actual

SCHEDULE 17
INVESTMENT INCOME

Net Income of Government Enterprises
New Brunswick Liquor Corporation	$ 152.6	$ 152.7	$ 144.9
New Brunswick Lotteries and Gaming Corporation	119.6	120.6	117.0
New Brunswick Electric Finance Corporation	54.0	34.4	104.5
New Brunswick Securities Commission	5.6	6.1	6.5
New Brunswick Municipal Finance Corporation	---	(0.2)	0.1
	331.8	313.6	373.0
Other Investment Income	43.3	43.7	44.3
	$ 375.1	$ 357.3	$ 417.3

SCHEDULE 18
OTHER PROVINCIAL REVENUE

Sales of Goods and Services
General	$ 214.9	$ 209.3	$ 208.3
Institutional	26.1	28.2	28.7
Leases and Rentals	20.4	21.0	20.2
Intergovernmental	8.1	8.3	7.9
Provincial Parks	4.1	4.4	4.7
Fines and Penalties	10.6	14.5	22.7
Other Revenue	39.7	61.0	68.9
	$ 323.9	$ 346.7	$ 361.4

SCHEDULE 19
UNCONDITIONAL GRANTS

Canada Health Transfer	$ 532.5	$ 529.4	$ 517.8
Canada Social Transfer	238.0	235.0	219.6
Statutory Subsidies	1.9	1.9	1.9
	$ 772.4	$ 766.3	$ 739.3

SCHEDULE 20
CONDITIONAL GRANTS - CANADA

Education	$ 151.7	$ 142.3	$ 170.0
Economic Development	88.5	60.5	35.9
Health	76.6	54.9	61.9
Central Government Services	38.0	37.3	39.0
Amortization of Deferred Capital Contributions	28.7	30.9	27.1
Social Assistance	21.6	22.1	13.9
Transportation	0.3	0.7	0.3
Other	10.3	27.7	13.7
	$ 415.7	$ 376.4	$ 361.8

66	PROVINCE OF NEW BRUNSWICK	2009

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

		(millions)
	2009	2009	2008
	Budget	Actual	Actual

SCHEDULE 21
EDUCATION AND TRAINING

Education	$ 956.6	$ 966.1	$ 896.1
Post-Secondary Education, Training and Labour	172.2	163.7	168.0
Maritime Provinces Higher Education Commission	120.4	123.4	274.0
Pension Expense	62.2	121.6	33.3
Amortization Expense	30.1	29.2	28.1
Provision Expense	12.5	27.8	28.6
General Government	0.7	14.7	(1.7)
Supply and Services	3.9	4.9	4.0
Atlantic Education International Inc.	---	1.3	0.5
	$ 1,358.6	$ 1,452.7	$ 1,430.9

SCHEDULE 22
HEALTH

Regional Health Authorities	$ 1,603.9	$ 1,637.3	$ 1,519.7
Health	638.5	622.0	631.4
Ambulance New Brunswick Inc.	75.4	71.9	28.3
Amortization Expense	71.1	69.4	59.4
Pension Expense	29.1	35.0	27.2
Fundy Linen Service Inc.	5.3	5.8	5.7
Facilicorp	---	2.4	---
New Brunswick Health Council	0.7	1.0	---
Supply and Services	---	0.9	0.6
	$ 2,424.0	$ 2,445.7	$ 2,272.3

SCHEDULE 23
SOCIAL DEVELOPMENT

Social Development	$ 929.4	$ 935.8	$ 884.5
Provision Expense	4.0	3.6	6.0
General Government	1.3	1.3	11.5
Amortization Expense	1.1	1.1	1.1
	$ 935.8	$ 941.8	$ 903.1

2009	PROVINCE OF NEW BRUNSWICK	67

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

		(millions)
	2009	2009	2008
	Budget	Actual	Actual

SCHEDULE 24
PROTECTION SERVICES

Public Safety	$ 132.7	$ 161.5	$ 126.4
Justice	33.6	34.1	34.0
Attorney General	14.8	15.8	15.1
New Brunswick Legal Aid Services Commission	7.3	7.8	7.6
Provision Expense	0.3	3.0	3.4
Pension Expense	0.1	1.0	(0.5)
General Government	0.4	0.3	0.2
New Brunswick Credit Union Deposit Insurance Corporation	---	0.2	1.1
Amortization Expense	---	0.1	0.1
Supply and Services	---	---	0.1
	$ 189.2	$ 223.8	$ 187.5

SCHEDULE 25
ECONOMIC DEVELOPMENT

Regional Development Corporation	$ 159.1	$ 139.0	$ 128.3
Provision Expense	20.0	81.5	21.2
Tourism and Parks	36.3	34.9	31.9
Business New Brunswick	52.4	33.7	44.4
Kings Landing Corporation	---	3.3	3.3
Amortization Expense	1.1	1.3	1.3
	$ 268.9	$ 293.7	$ 230.4

SCHEDULE 26
LABOUR AND EMPLOYMENT

Post-Secondary Education, Training and Labour	$ 127.4	$ 122.9	$ 118.5
General Government	0.7	0.6	0.6
	$ 128.1	$ 123.5	$ 119.1

68	PROVINCE OF NEW BRUNSWICK	2009

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

		(millions)
	2009	2009	2008
	Budget	Actual	Actual

SCHEDULE 27
RESOURCES

Natural Resources	$ 85.2	$ 85.1	$ 95.6
Agriculture and Aquaculture	36.0	33.7	34.3
Environment	23.2	23.1	22.8
Energy Efficiency and Conservation Agency of
New Brunswick	12.7	12.9	7.6
Forest Protection Limited	5.7	5.2	6.9
Energy	3.7	4.2	3.0
Recycle New Brunswick	4.0	3.8	3.9
Fisheries	3.9	3.7	2.7
Amortization Expense	0.5	1.1	1.0
Provision Expense	0.3	0.2	0.4
Supply and Services	0.2	0.2	0.2
	$ 175.4	$ 173.2	$ 178.4

SCHEDULE 28
TRANSPORTATION

Transportation	$ 231.3	$ 235.6	$ 231.9
Amortization Expense	163.3	163.5	148.3
Provision Expense	0.3	0.4	---
Supply and Services	---	0.3	0.1
	$ 394.9	$ 399.8	$ 380.3

2009	PROVINCE OF NEW BRUNSWICK	69

SCHEDULES TO THE FINANCIAL STATEMENTS
31 March 2009

		(millions)
	2009	2009	2008
	Budget	Actual	Actual

SCHEDULE 29
CENTRAL GOVERNMENT

Pension Expense	$ 94.5	$ 164.5	$ 94.5
Supply and Services	119.9	116.6	107.8
Local Government	114.6	113.7	109.9
General Government	105.0	80.9	86.9
Service New Brunswick	60.1	56.2	52.4
Legislative Assembly	23.6	25.4	21.6
Wellness, Culture and Sport	20.0	20.0	17.9
Amortization Expense	8.5	14.5	14.1
Finance	13.8	13.5	12.7
New Brunswick Investment Management Corporation	13.9	11.5	12.4
Algonquin Golf and Algonquin Properties Ltd.	10.4	10.4	9.8
Office of Human Resources	5.9	5.7	5.4
Executive Council	5.7	5.5	5.4
Intergovernmental Affairs	5.0	4.5	3.6
Office of the Comptroller	4.7	4.2	4.4
Office of the Premier	1.8	1.7	1.6
Provision Expense	6.0	(0.4)	28.9
	$ 613.4	$ 648.4	$ 589.3